As filed with the Securities and Exchange Commission on August 23, 2023     Registration Nos. 333-xxxxxxxx
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Air T, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	4513 (Primary Standard Industrial Classification Code Number)	52-1206400 (I.R.S. Employer Identification No.)
11020 David Taylor Drive,
Suite 305, Charlotte NC, 28262
Telephone Number: (980) 595-2840
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of registrant’s principal executive offices)

Air T Funding
(Exact Name of Co-Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	4513 (Primary Standard Industrial Classification Code Number)	83-6651478 (I.R.S. Employer Identification No.)
11020 David Taylor Drive,
Suite 305, Charlotte NC, 28262
Telephone Number: (980) 595-2840
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of registrant’s principal executive offices)

Mark Jundt
Air T, Inc.
11020 David Taylor Drive,
Suite 305, Charlotte NC, 28262
Telephone Number: (980) 595-2840
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Philip T. Colton
Winthrop & Weinstine, P.A.
Capella Tower, Suite 3500, 225 South Sixth St.
Minneapolis, MN 55402
(612) 604-6400

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B of the Securities Act.  ☐

The information in this prospectus may change. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer is not permitted.
PROSPECTUS
SUBJECT TO COMPLETION, DATED AUGUST 23, 2023

Offer To Exchange
Shares of Common Stock of
Air T, Inc.
for
Shares of Alpha Income Trust Preferred Securities (also referred to as the 8.0% Cumulative Securities), par value $25.00 per share (the “Trust Preferred Securities”)
of
Air T Funding

THE EXCHANGE OFFER, THE PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., EASTERN TIME, ON ___________, 2023, UNLESS THE EXCHANGE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”).

We are offering to issue shares of Air T Funding Alpha Income Trust Preferred Securities (also referred to as the 8.0% Cumulative Securities or “Trust Preferred Securities”), par value $25.00 per share (the securities being issued in the Exchange Offer being referred to as the “Trust Preferred Securities”) in exchange for shares of our Common Stock, par value, $1.00 per share (the “Shares”) validly tendered prior to, and not withdrawn before, the Expiration Date. See “Description of Air T’s Capital Stock”, “Description of Trust Preferred Securities, Junior Subordinated Debentures and Guarantee” and “Exchange Offer.” In exchange for each Share validly tendered, a holder of a Share will receive 1.40 Trust Preferred Securities, upon the terms and subject to the conditions set forth in this Exchange Offer and the related Letter of Transmittal (collectively, as they may be amended or supplemented from time to time, the “Exchange Offer”).
The Exchange Offer is limited to 138,000 Shares, or approximately 4.9%, of our outstanding Shares. We will not exchange more than 138,000 Shares or Shares that we do not accept for exchange under the terms of the Exchange Offer because of the Exchange Offer’s proration and priority provisions. Shares tendered but not exchanged in the Exchange Offer will be returned to the tendering stockholders at our expense promptly after the expiration of the Exchange Offer. See Section 1. THE EXCHANGE OFFER IS CONDITIONED ON A MINIMUM OF 25,000 SHARES BEING TENDERED. THE EXCHANGE OFFER AND SUBJECT TO OTHER CONDITIONS. SEE “EXCHANGE OFFER - SECTION 7.”
We are making this offer upon the terms and subject to the conditions described in this prospectus and in the related Letter of Transmittal (which together, as they may be amended from time to time, constitute the “Exchange Offer”).
Our common stock is currently listed on The NASDAQ Global Market (“Nasdaq”) under the symbol “AIRT” and the Trust Preferred Securities are currently listed on Nasdaq under the symbol “AIRTP.” On July 21, 2023, the last reported sale price of the Shares and the Trust Preferred Securities on Nasdaq was $23.98 and $21.72 per share, respectively. You are urged to obtain current market quotations for the Shares and the Trust Preferred Securities.

Neither the U.S. Securities and Exchange Commission (the “Commission”) nor any state securities commission has approved or disapproved of this transaction or passed upon the merits or fairness of such transaction or passed upon the adequacy or accuracy of the information contained in this Exchange Offer. Any representation to the contrary is a criminal offense.

This prospectus is dated August 23, 2023.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus includes forward-looking statements including market opportunities for our businesses, intended exchange of Shares for Trust Preferred Securities, liquidity and capital expenditures. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, liquidity, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions described in the section titled “Risk Factors” and elsewhere in this prospectus.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors” herein. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

IMPORTANT INFORMATION
Shares tendered and not validly withdrawn prior to the Expiration Date may not be withdrawn at any time after the Expiration Date.

IMPORTANT
Questions and requests for assistance may be directed to D.F. King & Co., Inc., the information agent for the Exchange Offer (the “Information Agent”). Contact information for D.F. King & Co., Inc. is:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Banks and Brokers Call: (212) 269-5550
All Others Call Toll Free: (800) 848-3402
airt@dfking.com
You may request additional copies of this Prospectus, the Letter of Transmittal and other exchange offer materials from the Information Agent at the telephone number and address listed. Stockholders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer. We and our Board have not made any recommendation as to whether or not holders should tender their Shares pursuant to the Exchange Offer.
If you want to tender all or some of your Shares, you must do one of the following before the Exchange Offer expires:
•if your Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, contact such nominee and have such nominee tender your Shares for you;
•if you hold certificates in your own name, complete and sign a Letter of Transmittal according to its instructions and deliver it, together with any required signature guarantees, the certificates for your Shares and any other documents required by the Letter of Transmittal, to Equiniti Trust Company, LLC, the depositary for the Exchange Offer (the “Depositary”), at its address shown on the Letter of Transmittal; or
•if you are an institution participating in The Depository Trust Company (“DTC”), which we call the “Book-Entry Transfer Facility” in this Exchange Offer, tender your Shares according to the procedure for book-entry transfer described in “Exchange Offer - Section 3.”
Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadline for participation in the Exchange Offer. Accordingly, beneficial owners wishing to participate in the Exchange Offer should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the Exchange Offer.
If you want to tender your Shares but your certificates for the Shares are not immediately available or cannot be delivered to the Depositary within the required time or you cannot comply with the procedures for book-entry transfer, or your other required documents cannot be delivered to the Depositary by the Expiration Date of the Exchange Offer, you will not be able to tender your Shares.
Notwithstanding any other provision of the Exchange Offer, our obligation to issue the Trust Preferred Securities for any Share validly tendered and not validly withdrawn pursuant to the Exchange Offer is subject to, and conditioned upon, the satisfaction or waiver of the conditions described herein.

Subject to applicable securities laws and the terms of the Exchange Offer, we reserve the right:

•to waive any and all conditions to the Exchange Offer that may be waived by us;
•to extend the Exchange Offer;
•to terminate the Exchange Offer; or,
•to otherwise amend the Exchange Offer in any respect in compliance with applicable securities laws and stock exchange rules.

If the Exchange Offer is withdrawn or otherwise not completed, the consideration (the issuance of the Trust Preferred Securities) will not be made to holders of Shares who have validly tendered their Shares pursuant to the terms of the Exchange Offer, and the Shares validly tendered pursuant to the terms of the Exchange Offer will be promptly returned to the tendering holders.

TO TENDER SHARES PROPERLY, OTHER THAN SHARES REGISTERED IN THE NAME OF A BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE, YOU MUST PROPERLY COMPLETE AND DULY EXECUTE THE LETTER OF TRANSMITTAL.
THIS EXCHANGE OFFER DOES NOT CONSTITUTE AN OFFER TO EXCHANGE SHARES IN ANY JURISDICTION IN WHICH, OR FROM ANY PERSON FROM WHOM, IT IS UNLAWFUL TO MAKE THE EXCHANGE OFFER UNDER APPLICABLE SECURITIES OR BLUE SKY LAWS. SUBJECT TO APPLICABLE LAW (INCLUDING RULE 13E-4(D)(2) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE “EXCHANGE ACT”), WHICH REQUIRES THAT MATERIAL CHANGES IN THE EXCHANGE OFFER BE PROMPTLY DISSEMINATED TO SECURITY HOLDERS IN A MANNER REASONABLY DESIGNED TO INFORM THEM OF SUCH CHANGES), DELIVERY OF THIS EXCHANGE OFFER SHALL NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS EXCHANGE OFFER IS CORRECT AS OF ANY TIME AFTER THE DATE OF THIS EXCHANGE OFFER OR THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION INCLUDED OR INCORPORATED BY REFERENCE HEREIN OR IN OUR AFFAIRS SINCE THE DATE HEREOF.
OUR BOARD OF DIRECTORS (“THE BOARD”) HAS APPROVED THE EXCHANGE OFFER. HOWEVER, NONE OF THE COMPANY, OUR BOARD, THE DEPOSITARY OR THE INFORMATION AGENT MAKES ANY RECOMMENDATION TO YOU AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR SHARES. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR SHARES AND, IF SO, HOW MANY SHARES TO TENDER. IN SO DOING, YOU SHOULD READ CAREFULLY ALL OF THE INFORMATION IN THIS PROSPECTUS, AND IN THE OTHER EXCHANGE OFFER MATERIALS, INCLUDING OUR REASONS FOR MAKING THE EXCHANGE OFFER. SEE “EXCHANGE OFFER - SECTION 2.”
WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR SHARES IN THE EXCHANGE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR IN DOCUMENTS INCORPORATED BY REFERENCE OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THOSE CONTAINED IN THIS DOCUMENT OR INCORPORATED BY REFERENCE OR IN THE RELATED LETTER OF TRANSMITTAL. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY ON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

TAX CONSEQUENCES
The tax consequences of the Exchange Offer are complex and will vary depending on your particular facts and circumstances.
The U.S. federal income tax consequences to you of participating in the Exchange Offer are complex and will vary depending on certain facts and circumstances. We intend to treat the exchange of the Shares for the Trust Preferred Securities as a “recapitalization” pursuant to Section 368(a)(1)(E) of the Code. Assuming the exchange is so treated, you generally will recognize gain for U.S. federal income tax purposes equal to the excess, if any, of the fair market value of the Trust Preferred Securities received in the exchange (including any fractional share) over your tax basis in the Shares. You will not be able to recognize any loss realized in the recapitalization (except with respect to cash received in lieu of a fractional share). Cash received in lieu of a fractional share will generally be treated as received in exchange for the fractional share, and you will generally recognize the gain or loss thereon. Please see “Exchange Offer – Section 13.” Because the U.S. federal income tax consequences of the Exchange Offer are complex, you are urged to consult with your own tax advisor.

MARKET AND INDUSTRY DATA
In this prospectus, we rely on and refer to information and statistics regarding our industry. Where possible, we obtained this information and these statistics from third party sources, such as independent industry publications, government publications or reports by market research firms, including company research, trade interviews, and public filings with the SEC. Additionally, we have supplemented third party information where necessary with management estimates based on our review of internal surveys, information from our customers and vendors, trade and business organizations and other contacts in markets in which we operate, and our management’s knowledge and experience. However, these estimates are subject to change and are uncertain due to limits on the availability and reliability of primary sources of information and the voluntary nature of the data gathering process. As a result, you should be aware that industry data included in this prospectus, and estimates and beliefs based on that data, may not be reliable.

NOTICE TO INVESTORS
We have no contract, arrangement or understanding relating to, and will not, directly or indirectly, pay any commission or other remuneration to any broker, dealer, salesperson, agent or any other person for soliciting tenders in the Exchange Offer.
No dealer, salesman or other person has been authorized to give any information or to make any representations with respect to the matters described in the Exchange Offer, other than those contained in, or incorporated by reference into, the Exchange Offer. If given or made, such information or representations may not be relied upon as having been authorized by us.
In making an investment decision, holders must rely on their own examination of us and the terms of the Exchange Offer, including the merits and risks involved. The information contained in the Exchange Offer is correct in all material respects as of the date hereof. Neither the delivery of this prospectus with respect to the Trust Preferred Securities nor the consummation of the Exchange Offer will create the implication that the information contained herein is correct at any time after the date hereof; however, if a material change occurs in the information contained in this prospectus, we will disseminate promptly disclosure of the change to you. Our business, financial condition, results of operations and prospects may change after that date.
No representation is made to any holder regarding the legality of an investment in the Trust Preferred Securities under any applicable legal investment or similar laws or regulations. The contents of this prospectus are not to be construed as legal, financial or tax advice. Holders should consult their own attorneys, financial advisors or tax advisors as to legal, financial or tax advice with respect to the Exchange Offer. Questions regarding the Exchange Offer, requests for assistance in tendering your shares of Common Stock or requests for additional copies of this prospectus or the Letter of Transmittal should be directed to the Company’s Information Agent, D.F. King & Co., Inc., toll-Free: (800) 848-340. Holders of shares of Common Stock may also contact their brokers, dealers, commercial banks, trust companies or other nominees for assistance concerning the Exchange Offer.

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before deciding to invest in our securities, you should read this entire prospectus carefully, including the section of this prospectus entitled “Risk Factors.”

Air T, Inc. and Air T Funding Overview
Air T, Inc. (the “Company,” “Air T,” “we” or “us” or “our”) is a holding company with a portfolio of operating businesses and financial assets. Our goal is to prudently and strategically diversify Air T’s earnings power and compound the growth in its free cash flow per share over time.
We currently operate in four industry segments:
•Overnight air cargo, which operates in the air express delivery services industry;
•Ground equipment sales, which manufactures and provides mobile deicers and other specialized equipment products to passenger and cargo airlines, airports, the military and industrial customers;
•Commercial jet engines and parts, which manages and leases aviation assets; supplies surplus and aftermarket commercial jet engine components; provides commercial aircraft disassembly/part-out services; commercial aircraft parts sales; procurement services and overhaul and repair services to airlines and;
•Corporate and other, which acts as the capital allocator and resource for other consolidated businesses. Further, Corporate and other is also comprised of insignificant businesses that do not pertain to other reportable segments.

Each business segment has separate management teams and infrastructures that offer different products and services. The following table provides segment operating income for each of the last two fiscal years.

(Dollars in thousands)
	Fiscal Year Ended March 31,
	2023	2022

Overnight Air Cargo	$90,543	$74,409
Ground Equipment Sales	48,485	42,239
Commercial Jet Engines and Parts	101,737	57,689
Corporate and other	6,558	2,740
	$247,323	$177,077

Air T Funding

Air T Funding (the “Trust”) is a statutory business trust formed under Delaware law pursuant to (i) the Trust Agreement and (ii) the filing of a certificate of trust with the Delaware Secretary of State on September 28, 2018. Air T Funding’s business and affairs are conducted by the Property Trustee, Delaware Trustee and two individual Administrative Trustees who are officers of the Company. Air T Funding exists for the exclusive purposes of (i) issuing and selling the Trust Preferred Securities, (ii) using the proceeds from the sale of the Trust Preferred Securities to acquire the Junior Subordinated Debentures issued by the Company, and (iii) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of the Trust Preferred Securities). Accordingly, the Junior Subordinated Debentures are the sole assets of Air T Funding, and payments by the Company under the Junior Subordinated Debentures and the Expense Agreement are the sole revenues of Air T Funding. All of the Common Securities of the Trust are owned by the Company. The Common Securities rank pari passu, and payments will be made thereon pro rata, with the Trust Preferred Securities, except that upon the occurrence and during the continuance of an event of default under the Trust Agreement, as amended resulting from an event of default under the Indenture, the rights of the Company as holder of the common securities to payment in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. See “Description of Trust Preferred Securities, Junior Subordinated Debentures and Guarantee -- Subordination of Common Securities of Air T Funding Held by the Company.” Air T Funding has a term of 30 years, but may terminate earlier as provided in the Trust Agreement, as amended. The Trust Agreement was most recently amended on March 3, 2021 and on January 28, 2022 and currently allows the issuance of up to $100,000,000 of Trust Preferred Securities. As of the date of this prospectus, there are $31,002,125 in Trust Preferred Securities outstanding.

Additional Information

Air T, Inc. was incorporated under the laws of the State of Delaware in 1980. The principal place of business of Air T and of Air T Funding is 11020 David Taylor Drive, Suite 305, Charlotte NC, 28262. We maintain an internet website at http://www.airt.net and our SEC filings may be accessed through links on our website. The information on our website is available for information purposes only and is not incorporated by reference into, and does not constitute a part of, this prospectus.

Exchange Offer

We are making the Exchange Offer because the Company believes it is in the best interest of the Company to repurchase shares of its common stock and that at this time the Exchange Offer described in this Exchange Offer is a prudent and effective way to do so and to provide value and offer our stockholders the opportunity to exchange their Shares for a security that is traded on a national securities exchange that currently pays an 8.0% annual distribution. We believe an Exchange Offer at the exchange ratio offered will provide value to our stockholders. Conversely, the Exchange Offer also affords stockholders the option not to participate and, thereby, to increase their relative percentage interest in the Company and its future results. In addition, our Board believes the Exchange Offer provides stockholders with an opportunity to exchange their shares for securities that currently pays a distribution that is traded on a national securities exchange, without potential disruption to the share price and the usual transaction costs inherent in open market purchases and sales. The Board may consider undertaking additional offer(s) based upon a variety of factors, including the performance of the market price of the Shares. See “Exchange Offer - Section 2.”
Current holders of Shares will be able to tender their Shares and receive 1.40 Trust Preferred Securities for each Share validly tendered in Exchange Offer. You should read the discussions under the headings “Purpose of the Exchange Offer; Certain Effects of the Exchange Offer” and “Procedures for Tendering Shares” included in the “Exchange Offer,” respectively, for more information about the Exchange Offer.

Exchange Offer

Until the Expiration Date, holders can tender Shares in exchange for 1.40 Trust Preferred Securities for each Share validly tendered. A holder may tender as few or as many Shares as the holder elects. Shares may only be exchanged for whole Trust Preferred Securities. In lieu of issuing fractional Trust Preferred Securities, any holder of Shares who would otherwise have been entitled to receive fractional Trust Preferred Securities will, after aggregating all such fractional Trust Preferred Securities of such holder, be paid cash (without interest) in an amount equal to such fractional part of a Trust Preferred Securities Share multiplied by the last sale price of the Trust Preferred Securities on The NASDAQ Global Market on the last trading day prior to the Expiration Date.

Expiration Date

The Exchange Offer will expire on the Expiration Date, which is at 5:00 p.m., eastern time, on _______ ___, 2023 unless extended by us at our sole discretion.

Procedure for Participating in the Exchange Offer

In all cases, the issuance of Trust Preferred Securities pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of the Shares, the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed and any required signature guarantees and other documents required by the Letter of Transmittal.

In lieu of physically completing and signing the Letter of Transmittal and delivering it to the Exchange Agent, DTC participants may electronically transmit their acceptance of the Exchange Offer through DTC’s automated tender offer program, for which the transaction will be eligible.

By signing or agreeing to be bound by the Letter of Transmittal and other required documents, you will represent to us that, among other things:

•any Trust Preferred Securities that you receive will be acquired in the ordinary course of your business;

•you have no arrangement or understanding with any person to participate in the distribution of the Trust Preferred Securities;

•you are not our “affiliate,” as defined in Rule 405 under the Securities Act;

•if you are not a broker-dealer, you are not engaged in and do not intend to engage in the distribution of the Trust Preferred Securities; and

•if you are a broker-dealer, that you will receive Trust Preferred Securities for your own account in exchange for Shares that were acquired as a result of market-making activities or other trading activities and that you will deliver a prospectus in connection with any resale of such Trust Preferred Securities.

Procedures for Tendering Units Through a Custodian

If you are a beneficial owner of Shares, but the holder of such Shares is a custodial entity such as a bank, broker, dealer, trust company or other nominee, and you seek to tender your Shares pursuant to the Exchange Offer, you must provide appropriate instructions to such holder of the Shares in order to participate through DTC’s automated tender offer program with respect to such Shares.

Withdrawal of Participation in the Exchange

Your right to tender any Shares pursuant to the Exchange Offer will expire at the Expiration Date.

Return of Shares

If we do not accept any Shares tendered in the Exchange Offer for any reason described in the terms and conditions of the Exchange Offer or if any Shares tendered are withdrawn pursuant to the terms of the Exchange Offer, we will return such Shares without expense to the exercising holder.

Conditions to the Exchange Offer

The Exchange Offer is subject to certain customary conditions, which we may amend or waive. We have the right, in our sole discretion, to terminate or withdraw the Exchange Offer if any of the conditions described in this prospectus are not satisfied or waived. See “Exchange Offer – Section 7.”

Exchange Agent/Information Agent

D.F. King & Co., Inc. is serving as the Exchange Agent and Information Agent in connection with the Exchange Offer. Questions or requests for assistance, or for additional copies of the Exchange Offer documents, Letter of Transmittal or other materials should be directed to: D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, NY 10005.

Depositary

Equiniti Trust Company, LLC is serving as the Depositary in connection with the Exchange Offer. Deliveries should be addressed to: Equiniti Trust Company, LLC c/o Reorganization Department, 6201 15th Avenue, Brooklyn, NY 11219.

United States Federal Income Tax Considerations

We recommend that you consult with your own tax advisor with regard to the possibility of any federal, state, local or other tax consequences of the Exchange Offer. See “Exchange Offer – Section 13” for a discussion of the material U.S. Federal Income Tax Consequences of participating in the Exchange Offer.

Registration

The Trust Preferred Securities issued at the closing will be registered pursuant to this registration statement.

Risk Factors

See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider carefully before investing pursuant to the terms of this prospectus.

Trust Preferred Securities Issued in the Exchange

In exchange for Shares tendered pursuant to the terms of the Exchange Offer, the Air T Funding will issue Trust Preferred Securities in book-entry form. The material provisions of the Trust Preferred Securities are set forth herein but are only a summary and are qualified in their entirety by the provisions of the Trust Agreement, as amended and the other governing documents of the Trust, which have been filed as exhibits to this registration statement, of which this prospectus forms a part. Copies of these documents are also available to security holders of the Company and prospective investors upon request.

Issuer

Air T Funding, a Delaware statutory trust.

Securities offered

Up to 193,200 shares of the Air T Funding’s Alpha Income Trust Preferred Securities (also referred to as the 8.0% Cumulative Securities), par value $25.00 per share (the “Trust Preferred Securities”).

Risk factors

See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider carefully before investing pursuant to the terms of this prospectus.
The Trust Preferred Securities will be registered pursuant to this registration statement at the time the Trust Preferred Securities are issued.

The Trust Preferred Securities will be listed on The NASDAQ Global Market under the symbol “AIRTP.”

Who is offering to purchase my shares?
We, Air T, Inc. are offering to exchange your shares of Air T, Inc. common stock, par value $0.25 per share (the “Shares”) for shares of Air T Funding’s Alpha Income Trust Preferred Securities (also referred to as the 8.0% Cumulative Securities) par value $25.00 per share (the “Trust Preferred Securities”). Air T Funding is a wholly-owned subsidiary of Air T. See “Exchange Offer - Section 1.”
What will be the Exchange Ratio for the shares?
We are offering to exchange up to 138,000 Shares, upon the terms and subject to the conditions of the Exchange Offer, at an exchange ratio of one Share for 1.40 Trust Preferred Securities, less any applicable withholding taxes and without interest. A minimum of at least 25,000 Shares must be tendered in the Exchange Offer. A maximum of 193,200 Trust Preferred Securities may be issued in the Exchange Offer.
What will be the form of exchange?
If your Shares are exchanged in the Exchange Offer, you will receive that 1.40 Trust Preferred Securities for each Share validly tendered pursuant to the Exchange Offer plus cash for any fractional Trust Preferred Securities, less any applicable withholding taxes and without interest. The applicable number of Trust Preferred Securities will be issued promptly after the expiration of the Exchange Offer period. See “Exchange Offer - Section 5.”
How many Shares will the Company acquire in the Exchange Offer?
We will acquire up to 138,000 Shares, or a lower amount depending on the number of Shares properly tendered and not properly withdrawn pursuant to the Exchange Offer.
Assuming that the conditions to the Exchange Offer are satisfied or waived and the Exchange Offer is fully subscribed, we would acquire 138,000 Shares, representing approximately 4.9% of our outstanding Shares as of the date of this Exchange Offer and Air T Funding would issue 193,200 Trust Preferred Securities.
The Exchange Offer is conditioned on a minimum number of 25,000 Shares being tendered. See “Exchange Offer - Section 7.”
How will the Company exchange the shares?
We will cause Air T Funding to issue Trust Preferred Securities in the Exchange Offer and use our available cash on hand to pay for fractional Trust Preferred Securities in order to exchange shares in the Exchange Offer and to pay related expenses. See “Exchange Offer - Section 9.”
The Trust Preferred Securities to be delivered in the Exchange Offer will be registered with the Commission and currently trade on Nasdaq under the trading symbol “AIRTP.”

How long do I have to tender my Shares?
You may tender your Shares until the Exchange Offer expires. The Exchange Offer will expire on _______ ___, 2023, at 5:00 P.M., Eastern Time, unless we extend or withdraw the Exchange Offer (such date and time, as the same may be extended, the “Expiration Date”). We may choose to extend the Exchange Offer for any reason. We cannot assure you that the Exchange Offer will be extended or, if extended, for how long. See “Exchange Offer - Sections 1 and 14.” If a broker, dealer, commercial bank, trust company or other nominee holds your Shares, it is likely that such nominee has an earlier deadline for accepting the Exchange Offer. Accordingly, beneficial owners wishing to participate in the Exchange Offer should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the Exchange Offer.
Can the Exchange Offer be extended, amended or terminated, and under what circumstances?
We can extend or amend the Exchange Offer in our sole discretion. If we extend the Exchange Offer, we will delay the acceptance of any Shares that have been tendered. We can terminate the Exchange Offer under certain circumstances. See “Exchange Offer - Sections 7 and 14.”
How will I be notified if the Company extends the Exchange Offer or amends the terms of the Exchange Offer?
We will issue a press release no later than 9:00 a.m., Eastern Time, on the business day after the previously scheduled expiration date if we decide to extend the Exchange Offer. We will announce any amendment to the Exchange Offer by making a public announcement of the amendment. In the event that the terms of the Exchange Offer are amended, we will file a Form 8-K with the Commission and include the amendment to our Exchange Offer. See “Exchange Offer - Section 14.”
What is the purpose of the Exchange Offer?
The Board determined that it is in the best interest of the Company to repurchase shares of its common stock and that at this time the Exchange Offer described in this Exchange Offer is a prudent and effective way to do so and to provide value and offer our stockholders the opportunity to exchange their shares for a security that is traded on a national securities exchange that currently pays an 8.0% annual distribution. We believe an Exchange Offer at the Exchange Ratio offered will provide value to our stockholders. Conversely, the Exchange Offer also affords stockholders the option not to participate and, thereby, to increase their relative percentage interest in the Company and its future results. In addition, our Board believes the Exchange Offer provides stockholders with an opportunity to exchange their shares for securities that currently pay a distribution that are traded on a national securities exchange, without potential disruption to the share price and the usual transaction costs inherent in open market purchases and sales. The Board may consider undertaking additional offer(s) based upon a variety of factors, including the performance of the market price of the Shares. See “Exchange Offer - Section 2.”
Are there any conditions to the Exchange Offer?
Yes. Our obligation to accept and exchange Trust Preferred Securities for your tendered Shares depends on a number of conditions, including, but not limited to:
•A minimum of 25,000 Shares are tendered in the Exchange Offer.
•No legal action shall have been threatened, instituted or pending that challenges or relates to the Exchange Offer or that, in our reasonable judgment, could materially and adversely affect our business, condition (financial or otherwise), assets, income, operations or prospects or otherwise materially impair the contemplated future conduct of our business or our ability to exchange Shares in the Exchange Offer.
•No general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter markets in the United States or the declaration of a banking moratorium or any suspension of payment in respect of banks in the United States shall have occurred.
•No commencement or escalation of war, armed hostilities, or other international or national calamity, including, but not limited to, an act of terrorism, shall have occurred.

•No changes in the general political, market, economic or financial conditions in the United States or abroad that, in our reasonable judgment, could materially and adversely affect our business, condition (financial or otherwise), assets, income, operations or prospects.
•No decline shall have occurred in the market price for our Shares or the Trust Preferred Securities or in the Dow Jones Industrial Average, New York Stock Exchange Index, Nasdaq Composite Index or the Standard and Poor’s 500 Composite Index by more than 10% from the close of business on _________ ___, 2023, the business day prior to the announcement by the Company of the commencement of the Exchange Offer.
•No tender or exchange offer for any or all of our Shares (other than this Exchange Offer) shall have been proposed, announced or made by any person or shall have been publicly disclosed other than in the ordinary course of business.
•No change in law or in the official interpretation or administration of law, or relevant position or policy of a governmental authority with respect to any laws, applicable to the Exchange Offer, shall have occurred.
In addition, the Exchange Offer is condition on the registration of the Trust Preferred Securities to be delivered in the Exchange Offer with the Commission.
The Exchange Offer is subject to a number of other conditions described in greater detail in “Exchange Offer - Section 7.”
How do I tender my shares?
To tender your shares, prior to 5:00 P.M. Eastern Time, on _______ ___, 2023, unless the Exchange Offer is extended:
•if your Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, contact such nominee and have such nominee tender your Shares for you;
•if you hold certificates in your own name, complete and sign a Letter of Transmittal according to its instructions and deliver it, together with any required signature guarantees, the certificates for your Shares and any other documents required by the Letter of Transmittal, to the Depositary at its address shown on the Letter of Transmittal; or
•if you are an institution participating in The Depository Trust Company (“DTC”), which we refer to as the “Book-Entry Transfer Facility,” tender your Shares according to the procedure for book-entry transfer described in “Exchange Offer - Section 3.”
Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadline for participation in the Exchange Offer. Accordingly, beneficial owners wishing to participate in the Exchange Offer should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the Exchange Offer.
If you want to tender your Shares, but your certificates for the Shares are not immediately available or cannot be delivered to the Depositary, you cannot comply with the procedure for book-entry transfer or you cannot deliver the other required documents to the Depositary by the Expiration Date of the Exchange Offer, you will not be able to tender your Shares. This can occur, for example, if you purchased shares of our common stock at, or within one or two days of, the Expiration Date, not allowing sufficient time for such purchase transaction to settle. There are no guaranteed delivery procedures available under the terms of this offer as an alternative delivery mechanism.
How will the Exchange Offer affect the number of our Shares and the number of Trust Preferred Securities outstanding?
As of June 30, 2023, we had 2,817,754 outstanding Shares. If the conditions to the Exchange Offer are satisfied or waived and the Exchange Offer is fully subscribed at the maximum amount, we will have 2,679,754 Shares outstanding immediately following the exchange of Shares tendered in the Exchange Offer, representing an approximate 4.9% reduction in the number of outstanding Shares. The actual number of Shares outstanding immediately following completion of the Exchange Offer will depend on the number of Shares tendered and exchanged in the Exchange Offer. See “Exchange Offer - Section 2.”

As of June 30, 2023, there were 1,240,085 Trust Preferred Securities outstanding (includes 200,000 shares held by affiliated entities). If the conditions to the Exchange Offer are satisfied or waived and the Exchange Offer is fully subscribed, Air T Funding will have 1,433,285 Trust Preferred Securities outstanding immediately following the exchange of shares tendered in the Exchange Offer, representing an approximate 15% increase in the number of outstanding Trust Preferred Securities. The actual number of Trust Preferred Securities outstanding immediately following completion of the Exchange Offer will depend on the number of Shares tendered and exchanged in the Exchange Offer.
Stockholders who do not have their Shares exchanged in the Exchange Offer will realize a proportionate increase in their relative ownership interest in the Company following the exchange of Shares pursuant to the Exchange Offer. See “Exchange Offer - Section 2.”
Can I change my mind after I have tendered Shares in the Exchange Offer?
Yes. You may withdraw any Shares you have tendered at any time before the expiration of the Exchange Offer, which will occur at 5:00 p.m. Eastern Time, on _______ ___, 2023, unless we extend or withdraw it. See “Exchange Offer - Section 4.”
How do I withdraw Shares I previously tendered?
You must deliver on a timely basis a written or facsimile notice of your withdrawal to the Depositary at the address appearing on the back cover of this Exchange Offer. Your notice of withdrawal must specify your name, the number of Shares to be withdrawn and the name of the registered holder of such Shares. Some additional requirements apply if the certificates for Shares to be withdrawn have been delivered to the Depositary or if your Shares have been tendered under the procedure for book-entry transfer set forth in “Exchange Offer - Section 3.”
In what order will the Company exchange tendered Shares?
If the terms and conditions of the Exchange Offer have been satisfied or waived and 138,000 Shares are properly tendered and not properly withdrawn prior to the Expiration Date, we will acquire up to 138,000 Shares properly tendered and not properly withdrawn. If less than 138,000 Shares (and more than 25,000 Shares) are tendered, we will exchange all of the Shares at the exchange ratio of 1.40 Trust Preferred Securities per Share.
If the conditions to the Exchange Offer have been satisfied or waived and more than 138,000 Shares have been properly tendered and not properly withdrawn prior to the Expiration Date, we will exchange Shares:
•first, subject to the conditional tender provisions described in “Exchange Offer - Section 6,” on a pro rata basis from all other stockholders who properly tender Shares and do not properly withdraw them before the expiration of the Exchange Offer; and
•second, if necessary to permit us to exchange up to 138,000 Shares, from holders who have tendered Shares conditionally (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for exchange by random lot, stockholders whose Shares are conditionally tendered must have properly tendered all of their Shares and not properly withdrawn them before the expiration of the Exchange Offer.
Therefore, we may not exchange all of the Shares that you tender. See “Exchange Offer - Section 1.”
Has the Company or its Board adopted a position on the Exchange Offer?
While our Board has authorized the Exchange Offer, it has not, nor has the Company, the Information Agent or the Depositary made, any recommendation to you as to whether you should tender or refrain from tendering your Shares. We cannot predict how our stock or the Trust Preferred Securities will trade after expiration of the Exchange Offer, and it is possible that our stock price will trade above the exchange ratio or that the Trust Preferred Securities will trade below the exchange price after expiration of the Exchange Offer. You must make your own decision as to whether to tender your Shares and, if so, how many Shares to tender. In doing so, you should read carefully all of the information in this Exchange Offer, in the related Letter of Transmittal and in the other exchange offer materials.

Will the Company’s directors and executive officers tender Shares in the Exchange Offer?
The Company’s directors and executive officers are entitled to participate in the Exchange Offer on the same basis as other stockholders. See “Exchange Offer - Section 11.”
If I decide not to tender, how will the Exchange Offer affect my Shares?
Stockholders who choose not to tender will own a greater percentage interest in our outstanding shares of common stock following the completion of the Exchange Offer.
When and how will the Company complete the Share exchange?
We will cause Air T Funding to issue Trust Preferred Securities to stockholders that tender Shares and we will pay in cash any amounts necessary to pay for fractional Trust Preferred Securities, less any applicable withholding taxes and without interest. The exchange of shares will occur promptly after the expiration of the Exchange Offer and the acceptance of the Shares for exchange, by depositing the Trust Preferred Securities and the aggregate purchase price with the Depositary. The Depositary will act as your agent and will transmit to you the Trust Preferred Securities and any payment for fractional shares. See “Exchange Offer - Section 5.”
What is a recent market price for the Shares and the Trust Preferred Securities?
On July 21, 2023, the last reported sale price of the Shares on the Nasdaq was $23.98 per share. On July 21, 2023, the last reported sale price of the Trust Preferred Securities on the Nasdaq was $21.72 per share. You are urged to obtain current market quotations for the shares. See “Exchange Offer - Section 8.”
Will I have to pay brokerage fees and commissions if I tender my Shares?
If you are a holder of record of your Shares and you tender your Shares directly to the Depositary, you will not incur any brokerage fees or commissions. If you hold your Shares through a broker, dealer, commercial bank, trust company or other nominee and such nominee tenders Shares on your behalf, such nominee may charge you a fee for doing so. We urge you to consult your broker or other nominee to determine whether any charges will apply. See “Exchange Offer - Sections 5 and 16.”
Does the Company intend to repurchase any Shares other than pursuant to the Exchange Offer during or after the Exchange Offer?
The Company’s Board approved an open-market share repurchase program, which allows the Company to opportunistically buy back Shares in the market from time to time at prevailing market prices. However, we and our affiliates are prohibited from purchasing any Shares or Trust Preferred Securities, other than exchanging Shares for Trust Preferred Securities pursuant to the Exchange Offer, until at least ten business days after the expiration of the Exchange Offer. Beginning ten business days after the Expiration Date of the Exchange Offer, we may make stock repurchases from time to time on the open market and/or in private transactions. Whether we make additional repurchases will depend on many factors, including, without limitation, the number of Shares, if any, that we acquire in this Exchange Offer, our business and financial performance and situation, the business and market conditions at the time, including the price of the Shares, and such other factors as we may consider relevant.
Upon commencement of the Exchange Offer, the Company suspended a 10b5-1 trading plan that provides for the repurchase of shares of common stock. The plan terminates December 31, 2023 and provides for the repurchase of up to $50,000 a week of common stock following July 1, 2023. The program and prior repurchase authorization does not obligate the Company to acquire any specific number of Shares and may be suspended, terminated or modified at any time. Any of these repurchases may be on the same terms or on terms that are more or less favorable to the stockholders in those transactions than the terms of the Exchange Offer.
What are the U.S. federal income tax consequences if I tender my Shares?
Generally, the U.S. federal income tax consequences to you of participating in the Exchange Offer are complex and will vary depending on certain facts and circumstances. We intend to treat the exchange of the shares for the Trust Preferred Securities as a “recapitalization” pursuant to Section 368(a)(1)(E) of the Code. Assuming the exchange is so treated, you generally will recognize gain for U.S. federal income tax purposes equal to the excess, if any, of the fair market value of the Trust Preferred Securities received in the exchange (including any fractional share) over your tax basis in the Shares. You will not be able to recognize any loss realized in the recapitalization (except with respect to cash received in lieu of a fractional share). Cash received in lieu of a fractional share will generally be treated as received in exchange for the fractional share, and you will generally recognize the gain or loss thereon. Please see “Exchange Offer – Section 13.” Because the U.S. federal income tax consequences of the Exchange Offer are complex, you are urged to consult with your own tax advisor.
Will I have to pay stock transfer tax if I tender my Shares?
If you hold your Shares in street name through a broker or other nominee, or instruct the Depositary in the Letter of Transmittal to issue shares and make any payment necessary for the Shares to the registered holder, you will not incur any stock transfer tax. See “Exchange Offer - Section 5.”
Have there been any recent developments of which I should be aware?
For a description of recent developments of the Company and Air T Funding, please refer to our Forms 10-K and 10-K/A filed for such fiscal year ended March 31, 2023 and our Definitive Proxy Statement for our Annual Meeting of Stockholders scheduled for August 16, 2023. We have also filed Current Reports on Form 8-K on July 27, 2023 and August 21, 2023. See “Where You Can Find More information” and “Incorporation of Certain Documents by Reference.”

ABOUT AIR T, INC. AND AIR T FUNDING
Air T, Inc.

Air T, Inc. (the “Company,” “Air T,” “we” or “us” or “our”) is a holding company with a portfolio of operating businesses and financial assets. Our goal is to prudently and strategically diversify Air T’s earnings power and compound its free cash flow per share over time.

We currently operate in four industry segments:

●	Overnight air cargo, which operates in the air express delivery services industry;

●	Ground equipment sales, which manufactures and provides mobile deicers and other specialized equipment products to passenger and cargo airlines, airports, the military and industrial customers;

●	Commercial jet engines and parts, which manages and leases aviation assets; supplies surplus and aftermarket commercial jet engine components; provides commercial aircraft disassembly/part-out services; sells commercial aircraft engines and parts; and, provides procurement services and overhaul and repair services to airlines and commercial aircraft companies; and

●	Corporate and other, which acts as the capital allocator and resource for other segments.

Each business segment has separate management teams and infrastructures that offer different products and services.

Corporate Information

Our principal executive office is located at 11020 David Taylor Drive, Suite 305, Charlotte, NC 28262, and our telephone number is (828) 464-8741. Our website address is http://www.airt.net. No information found on our website is part of this prospectus. Also, this prospectus may include the names of various government agencies or the trade names of other companies. Unless specifically stated otherwise, the use or display by us of such other parties’ names and trade names in this prospectus is not intended to and does not imply a relationship with, or endorsement or sponsorship of us by, any of these other parties.

Air T Funding

We created Air T Funding by the execution of a Trust Agreement and a Certificate of Trust for the Trust that we filed with the Secretary of State of Delaware on September 28, 2018. The Trust Agreement was most recently amended and restated March 4, 2021 and January 28, 2022.

The purchasers of the Trust Preferred Securities that the Trust may issue will collectively own a portion of the Trust’s Trust Preferred Securities, and we will continue to own all of the Trust’s common securities (the “Common Securities”). The Common Securities generally will rank equally, and payments will be made ratably, with the Trust Preferred Securities. However, upon the occurrence and during the continuance of an event of default under the Trust Agreement, as amended resulting from an event of default under the Indenture, and any supplemental indenture which contain the terms of the debt securities held by the Trust, our rights as the holder of the Common Securities of that Trust to distributions, liquidation, redemption and other payments from the Trust will be subordinated to the rights to those payments of the holders of the Trust Preferred Securities. The Trust will use the proceeds from the sale of the Trust Preferred Securities and the Common Securities to invest in a series of our debt securities (each, a “Junior Subordinated Debenture” and, collectively, the “Junior Subordinated Debentures”) that we will issue to the Trust. As of the date hereof, the sole debt securities of the Company acquired by the Trust are the Junior Subordinated Debentures.

The debt securities will be the Trust’s only assets, and the interest we pay on such debt securities and the Agreement as to Expenses and Liabilities entered into by the Company under the Trust Agreement, as amended (the “Expense Agreement”) will be the only revenue of the Trust. Unless stated otherwise in the applicable prospectus supplement, the Trust Agreement, as amended does not permit the Trust to acquire any assets other than the specified debt securities or to issue any securities other than the trust securities or to incur any other indebtedness. The Trust will not carry on any active business operations.

The Trust’s business and affairs are conducted by the trustees. The Trust has a Delaware Trustee (the “Delaware Trustee”), two administrative trustees (each, an “Administrative Trustee” and, collectively, the “Administrative Trustees”) and a Property Trustee (the “Property Trustee” and together with the Delaware Trustee and the Administrative Trustees, collectively, the “Trustees”). The Delaware Trustee and the Property Trustee are unaffiliated with us while the Administrative Trustees are employees, officers or affiliates of ours. The Delaware Trustee has its principal place of business in the State of Delaware. Air T, the holder of the Common Securities of the Trust, is entitled generally to appoint, remove or replace any of the trustees and to increase or decrease the number of trustees; provided that the number of trustees is at least three and that at least one trustee is a Property Trustee, one trustee is a Delaware Trustee and one trustee is an Administrative Trustee. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Trust Preferred Securities. In no event, however, will the holders of the Trust Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Company as the holder of the Common Securities.

The rights of holders of Trust Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Trust Agreement, as amended, Delaware law and the Trust Indenture Act. The Trust Agreement, as amended also incorporates by reference the Trust Indenture Act.

The Trust is not subject to reporting requirements under the Exchange Act.

As of the date of this prospectus, there are $100,000,000 authorized amount of Trust Preferred Securities, par value $25.00, of which 1,240,085 Trust Preferred Securities are outstanding (includes 200,000 shares held by affiliated entities).

The rights of the holders of Trust Preferred Securities are described in the applicable Trust Agreement, as amended and the Delaware Statutory Trust Act. The principal executive office of the Issuer Trust is located at the Delaware Trust Company, 251 Little Falls Drive, New Castle, DE 19808, and the telephone number of the trust is (828) 464-8741.

RISK FACTORS
An investment in our securities involves significant risks. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus including specifically the Risk Factors included in the Company’s Annual Report on Form 10-K filed with the Commission on June 27, 2023, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC under the Exchange Act. You should also refer to other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein or therein. Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business and operations.

Risks Related to the Exchange Offer
Your tender of Shares in exchange for the issuance of the Trust Preferred Securities will not be accepted if you fail to follow the Exchange Offer procedures.
We will issue you Trust Preferred Securities pursuant to the Exchange Offer only after a timely receipt of your Shares, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, if you want to tender your Shares in connection with the Exchange Offer, please allow sufficient time to ensure timely processing of your exchange. If we do not receive your Shares, Letter of Transmittal and other required documents by the Expiration Date, we will not accept your Shares in exchange for the issuance of the Trust Preferred Securities. We are generally under no duty to give notification of defects or irregularities with respect to the delivery of your Shares, Letter of Transmittal and other required documents pursuant to the terms of the Exchange Offer. If there are defects or irregularities with respect to your tender of Shares, we may not accept your tender of Shares pursuant to the terms of the Exchange Offer.
Due to the speculative nature of the Trust Preferred Securities, there is no guarantee that the Trust Preferred Securities will ever be profitable for holders of Trust Preferred Securities.
The Trust Preferred Securities offered as part of the Exchange Offer do not confer any rights of common stock ownership on their holders, such as voting rights, but rather merely represent an interest in the Trust. There can be no assurance that the market price of the Trust Preferred Securities will ever equal or exceed current market price of the Trust Preferred Securities, and, consequently, whether it will ever be profitable for holders of the Shares to exchange their Shares.
If holders of Shares have claims against us resulting from their acquisition or ownership of the Shares, they will give up those claims if they tender their Shares in the Exchange Offer.
By tendering the Shares in the Exchange Offer, upon closing of the Exchange Offer, holders of the Shares will be deemed to have released and waived any and all claims they, their successors and their assigns have or may have had against us, our affiliates and their stockholders, and our directors, officers, employees, attorneys, accountants, advisors, agents and representatives, in each case whether current or former, as well as the directors, officers, employees, attorneys, accountants, advisors, agents and representatives of our affiliates and our stockholders, arising from, related to, or in connection with their acquisition or ownership of the Shares, unless those claims arise under federal or state securities laws.
Because it is not possible to estimate the likelihood of their success in pursuing any legal claims or the magnitude of any recovery to which they ultimately might be entitled if such claims exist, it is possible that the consideration that the holders of Shares receive in the Exchange Offer will have a value less than what they own today. Moreover, holders who do not tender their Shares in the Exchange Offer will continue to have the right to prosecute any claims, if any, against us.
Your ability to sell Trust Preferred Securities may be limited.
We cannot assure you as to the liquidity of the market for the Trust Preferred Securities, your ability to sell your Trust Preferred Securities or the price at which you would be able to sell your Trust Preferred Securities.

As a holder of the Trust Preferred Securities, you will not be entitled to any rights with respect to our common stock.
If you hold only our Trust Preferred Securities, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions, if any, on our common stock).
Income tax consequences of participation in this Offer to Exchange.
We have not obtained and do not intend to obtain a ruling from the Internal Revenue Service, or IRS, regarding the U.S. federal income tax consequences of the tender of Shares pursuant to the Exchange Offer. You should consult with your own tax advisor with regard to the possibility of any federal, state, local or other tax consequences of this Exchange Offer. See “Exchange Offer – Section 13–Taxation”.
CAPITALIZATION
The following table sets forth (i) the capitalization of the Company as of March 31, 2023, and (ii) the unaudited capitalization of the Company as adjusted to reflect the consummation of the Exchange Offer assuming the exchange of 138,000 shares of Common Stock outstanding as of June 30, 2023 for the maximum number of 193,200 Trust Preferred Securities in the Exchange Offer. The actual number of Trust Preferred Securities issued in the Exchange Offer will vary depending on the number of shares of Common Stock validly tendered and not properly withdrawn.

	At March 31, 2023
	Actual (1) (unaudited)	As adjusted (1) (unaudited)
Long-term debt	$86,349	$90,545

Common stock	757	757
Treasury stock	(4,083)	(8,280)
Additional paid-in capital	728	728
Retained earnings	13,686	13,686
Accumulated other comprehensive loss	816	816
Total Air T, Inc. Stockholders’ Equity	11,904	7,707
(1) The “Actual” column reflects the Company’s Long-term debt and Stockholders’ Equity balances as of March 31, 2023. The “As Adjusted” column assumes the issuance of the maximum number of 193,200 Trust Preferred Securities at the July 21, 2023 closing price of $21.72.

USE OF PROCEEDS
Because this transaction is an offer to holders to exchange their existing Shares for Trust Preferred Securities, there is no source of funds or other cash consideration being paid to us to from those tendering Shares pursuant to the Exchange Offer. We estimate that the total amount of cash required to complete the transactions contemplated by the Exchange Offer, including payment for fractional shares, the payment of any fees, expenses and other related amounts incurred in connection with the transactions will be approximately $50,000. We expect to have sufficient funds to complete the transactions contemplated by the Exchange Offer and to pay such costs, fees, expenses and other related amounts from our cash on hand.

EXCHANGE OFFER
Section 1 - Number of Shares; Proration.
General. Upon the terms and subject to the conditions of the Exchange Offer, we hereby offer to exchange up to 138,000 Shares of our common stock properly tendered and not properly withdrawn in accordance with Section 4 before the Expiration Date of the Exchange Offer for Trust Preferred Securities, at an exchange ratio of 1.40 Trust Preferred Securities for each validly tendered Share, less any applicable withholding taxes and without interest. See “Exchange Offer - Section 14” for a description of our right to extend, delay, terminate or amend the Exchange Offer. If less than 138,000 Shares (but more than 25,000 Shares) are tendered, we will exchange all of the Shares at the exchange ratio of 1.40 Trust Preferred Securities per Share tendered.
If the Exchange Offer is oversubscribed as described below, Shares tendered will be subject to proration. The proration period and withdrawal rights expire on the Expiration Date. If there is proration, Shares will be rounded up or down to the nearest whole Share.
If we:
(i)
•increase the exchange ratio to above 1.40 Trust Preferred Securities per Share or decrease the exchange ratio to below 1.40 Trust Preferred Securities per Share;
•increase the aggregate number Shares being sought in the Exchange Offer and such increase would result in the prospective exchange of an additional number of Shares exceeding 2% of our outstanding Shares; or
•decrease the aggregate number Shares being sought in the Exchange Offer; and
(ii)
•the Exchange Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day (as defined below) from, and including, the date that announcement of any such change is first published, sent or given in the manner specified in Section 14, the Exchange Offer will be extended until the expiration of such period of ten business days. A “business day” means any day other than a Saturday, Sunday or U.S. federal holiday and consists of the time period from 12:01 A.M. through 5:00 P.M., Eastern Time.
THE EXCHANGE OFFER IS CONDITIONED ON A MINIMUM NUMBER OF 25,000 SHARES BEING TENDERED. THE EXCHANGE OFFER IS ALSO SUBJECT TO OTHER CONDITIONS. SEE SECTION 7.
All Shares tendered and not exchanged pursuant to the Exchange Offer, because of proration or otherwise, will be returned to the tendering stockholders or, in the case of Shares delivered by book-entry transfer, credited to the account at the Book-Entry Transfer Facility from which the transfer had previously been made at our expense promptly following the Expiration Date.
Priority of Exchanges. If the terms and conditions of the Exchange Offer have been satisfied or waived and up to 138,000 Shares are properly tendered and not properly withdrawn prior to the Expiration Date, we will exchange up to 138,000 Shares properly tendered and not properly withdrawn.
If the conditions to the Exchange Offer have been satisfied or waived and more than 138,000 Shares have been properly tendered and not properly withdrawn prior to the Expiration Date, we will exchange up to 138,000 properly tendered Shares on the basis set forth below:

•first, subject to the conditional tender provisions described in Section 6, we will exchange all other Shares tendered at the exchange ratio on a pro rata basis with appropriate adjustments to avoid purchases of fractional Trust Preferred Securities, as described below; and
•second, if necessary to permit us to exchange up to 138,000 Shares, shares conditionally tendered (for which the condition was not initially satisfied), will, to the extent feasible, be selected for exchange by random lot. To be eligible for exchange by random lot, stockholders whose Shares are conditionally tendered must have tendered all of their Shares.
Therefore, all of the Shares that a stockholder tenders in the Exchange Offer may not be purchased. It is also possible that none of the Shares conditionally tendered will be exchanged.
Proration. If proration of tendered Shares is required, we will determine the proration factor promptly following the Expiration Date. Proration for each stockholder tendering Shares will be based on the ratio of the number of Shares properly tendered and not properly withdrawn by such stockholder to the total number of Shares properly tendered and not properly withdrawn by all stockholders. If there is proration, Shares will be rounded up or down to the nearest whole Share. The preliminary results of any proration will be announced by press release promptly after the Expiration Date, although we do not expect that we will be able to announce the final proration factor or commence exchange of any Shares pursuant to the Exchange Offer until three to five business days after the Expiration Date because of the difficulty in determining the number of Shares properly tendered and not properly withdrawn. Stockholders may obtain preliminary proration information from the Information Agent and may be able to obtain such information from their brokers.
As described in Section 14, the number of Shares that we will exchange from a stockholder pursuant to the Exchange Offer may affect the U.S. federal income tax consequences to that stockholder and, therefore, may be relevant to a stockholder’s decision whether or not to tender Shares.
This Exchange Offer and the related Letter of Transmittal will be mailed to record holders of Shares and will be furnished to brokers, dealers, commercial banks, trust companies and other nominees whose names, or the names of whose nominees, appear on our stockholder list or, if applicable, who are listed as participants in a clearing agency’s security position listing for subsequent transmittal to beneficial owners of Shares.
Section 2 - Purpose of the Exchange Offer; Certain Effects of the Exchange Offer.
Purpose of the Exchange Offer. Our Board determined that it is in the best interest of the Company to acquire Shares of its common stock and that at this time the Exchange Offer described in this Exchange Offer is a prudent and effective way to do so and to provide value to our stockholders. We believe an exchange offer on the terms provided herein will provide value to our stockholders. Conversely, the Exchange Offer also affords stockholders the option not to participate and, thereby, to increase their relative percentage interest in the Company and its future results. In addition, our Board believes the Exchange Offer provides stockholders with an opportunity to exchange their shares for a security that is traded on a national securities exchange that currently pays an 8.0% annual distribution with respect to all or a portion of their Shares, without potential disruption to the share price and the usual transaction costs inherent in open market purchases and sales. The Board may consider undertaking additional offer(s) based upon a variety of factors, including the performance of the market price for the Shares and the Trust Preferred Securities.
While our Board has authorized the Exchange Offer, it has not, nor has the Company, the Information Agent or the Depositary made, any recommendation to you as to whether you should tender or refrain from tendering your Shares. You must make your own decision as to whether to tender your Shares and, if so, how many Shares to tender. In doing so, you should read carefully all of the information in this Exchange Offer, in the related Letter of Transmittal and in the other exchange offer materials.
Certain Effects of the Exchange Offer. As of June 30, 2023, we had 2,817,754 shares of our common stock outstanding. Assuming that the conditions to the Exchange Offer are satisfied or waived and the Exchange Offer is fully subscribed, we would acquire 138,000 Shares, representing approximately 4.9% of our outstanding Shares as of the date of this Exchange Offer. Stockholders may be able to sell non-tendered Shares in the future on the Nasdaq or otherwise, at a net price higher or lower than the price equivalent to the Exchange Ratio offered in the Exchange Offer. We can give no assurance, however, as to the price at which a stockholder may be able to sell such Shares or Trust Preferred Securities in the future.
The Exchange Offer will reduce our “public float,” which is the number of Shares owned by non-affiliated stockholders and available for trading in the securities markets, and is likely to reduce the number of our stockholders. These reductions may reduce the volume of trading in our Shares and may result in lower stock prices and reduced liquidity in the trading of our Shares following completion of the Exchange Offer. In addition, the Exchange Offer will increase the proportional ownership of those Company officers and directors who are not participating in the Exchange Offer and any other stockholders who do not participate or participate only in part in the Exchange Offer.
We currently intend to retire any Shares acquire pursuant to the Exchange Offer. Such Shares will be available for us to issue without further stockholder action for all purposes except as required by applicable law and regulation or the rules of the Nasdaq. We have no current plans for the issuance of Shares acquired in this Exchange Offer.
We may, in the future, decide to purchase Shares. Any such purchases may be on the same terms as, or on terms that are more or less favorable to stockholders than, the terms of the Exchange Offer. We and our affiliates will not purchase any Shares or Trust Preferred Securities, other than pursuant to the Exchange Offer, until at least ten business days after the Expiration Date.
Except as otherwise disclosed in this Exchange Offer, neither we nor Air T Funding currently has any plans, proposals or negotiations underway that relate to or would result in:
•any extraordinary transaction, such as a merger, reorganization or liquidation, involving us or any of our subsidiaries;
•any purchase, sale or transfer of a material amount of our or any of our subsidiaries’ assets, except that we continually look for attractive opportunities to monetize portfolio investments, particularly equity investments;
•any material change in our indebtedness or our capitalization, other than with respect to a potential debt offering that the Company may make in the future, subject to approval by the Board;
•any change in our present Board or management, including but not limited to any plans or proposals to change the number or the term of directors or to fill any existing vacancies on our Board or to change any material term of the employment contract of any executive officer;
•any other material change in our corporate structure or business;
•any class of our equity securities ceasing to be authorized to be quoted on the Nasdaq;
•the suspension of our obligation to file reports under Section 15(d) of the Exchange Act;
•the acquisition or disposition by any person of additional securities of the Company, or the disposition of our securities; or
•any changes in our charter, bylaws or other governing instruments or other actions that could impede the acquisition of control of us.
Notwithstanding the foregoing, we reserve the right to change our plans and intentions at any time, as we deem appropriate and we continue to evaluate the risk-reward relative to all options and various investment alternatives, including the Exchange Offer. Specifically we note that:
•We invest principally in niche businesses and businesses related to aviation. The results of these companies can be more volatile than larger more diversified companies, which may materially impact the value of our investment.
•Investors and potential acquirers of the Company may or may not agree with the valuation of our investments and this may impact the ultimate value received by stockholders.
We may also consider a variety of extraordinary transactions, such as a sale of assets or business of the Company, a restructuring, a recapitalization, a special dividend to stockholders, a liquidation or other transaction or series of transactions. Any such transaction could result in proceeds to stockholders at that time above the exchange offer price and/or above the book value of our investments, although there is no assurance (i) that we will engage in any such transaction, (ii) that any such transaction will be successfully consummated or (iii) that the value of such transaction if consummated will be at or above the exchange offer price or book value.
Section 3 - Procedures for Tendering Shares.
Proper Tender of Shares. For Shares to be tendered properly pursuant to the Exchange Offer:
•the certificates for the Shares or confirmation of receipt of the Shares under the procedure for book-entry transfer set forth below, together with a properly completed and duly executed Letter of Transmittal, including any required signature guarantees, or an Agent’s Message (as defined below) in the case of a book-entry transfer, and any other documents required by the Letter of Transmittal, must be received prior to 5:00 p.m., Eastern Time, in each case by the Expiration Date by the Depositary at the following address:
By mail or courier:
Equiniti Trust Company, LLC
c/o Reorganization Department
6201 15th Avenue
Brooklyn, New York 11219
Notwithstanding any other provisions hereof, Shares tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Depositary of certificates for such Shares (or a timely confirmation of a book-entry transfer of such Shares into the Depositary’s account at the Book-Entry Transfer Facility), a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees, or an Agent’s Message in connection with book-entry delivery, and any other documents required by the Letter of Transmittal.
In accordance with the instructions to the Letter of Transmittal, each stockholder wishing to tender Shares in the Exchange Offer must properly indicate in the Letter of Transmittal that they will accept the 1.40 Trust Preferred Securities per Share Exchange Ratio in accordance with the terms of the Exchange Offer.
STOCKHOLDERS WHO HOLD SHARES THROUGH BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR OTHER NOMINEES ARE URGED TO CONSULT THEIR BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR OTHER NOMINEES AS IT IS LIKELY THAT — FOR ADMINISTRATIVE REASONS — THEY HAVE AN EARLIER DEADLINE FOR YOU TO ACT TO INSTRUCT THEM TO PARTICIPATE IN THE EXCHANGE OFFER ON YOUR BEHALF SO THAT THEY CAN MEET THE ABOVE REQUIREMENTS ON A TIMELY BASIS. IN ADDITION, YOU MAY WISH TO DETERMINE WHETHER TRANSACTION COSTS ARE APPLICABLE IF YOU TENDER SHARES THROUGH A BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE.
Book-Entry Delivery. The Depositary has established an account with respect to the Shares at The Depository Trust Company (“DTC”) (referred to as the “Book-Entry Transfer Facility”) for purposes of the Exchange Offer, and any financial institution that is a participant in the system of the Book-Entry Transfer Facility may make delivery of Shares by causing the Book-Entry Transfer Facility to transfer such Shares into the Depositary’s account in accordance with the procedures of the Book-Entry Transfer Facility. However, although delivery of Shares may be effected through book-entry transfer, a properly completed and duly executed Letter of Transmittal together with any required signature guarantees or an Agent’s Message and any other required documents must, in any case, be received by the Depositary at its address by the Expiration Date. Delivery of the Letter of Transmittal and any other required documents to the Company or the Information Agent or Book-Entry Transfer Facility does not constitute delivery to the Depositary.
The term “Agent’s Message” means a message transmitted by the Book-Entry Transfer Facility to, and received by, the Depositary and forming a part of the book-entry confirmation, stating that the Book-Entry Transfer Facility has received an express acknowledgment from the participant tendering Shares through the Book-Entry Transfer Facility that the participant has received and agrees to be bound by the terms of the Letter of Transmittal and that we may enforce that agreement against that participant.
Method of Delivery. The method of delivery of all documents, including share certificates, is at the election and risk of the tendering stockholder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. Shares will be deemed delivered only when actually received by the Depositary (including in the case of a book-entry transfer, by book-entry confirmation). In all cases, sufficient time should be allowed to ensure timely delivery.

Signature Guarantees. Except as otherwise provided below, all signatures on a Letter of Transmittal must be guaranteed by a financial institution (including most banks, savings and loans associations and brokerage houses) which is a participant in the Securities Transfer Agents Medallion Program (an “Eligible Institution”). Signatures on a Letter of Transmittal need not be guaranteed if (a) the Letter of Transmittal is signed by the registered holder of the shares tendered therewith and such holder has not completed the box captioned “Special Delivery Instructions” or captioned “Special Payment Instructions” in the Letter of Transmittal or (b) such Shares are tendered for the account of an Eligible Institution. See Instructions 1 and 6 of the Letter of Transmittal. If a share certificate is registered in the name of a person other than the person executing a Letter of Transmittal, or if payment is to be made to a person other than the registered holder, then the share certificate must be endorsed or accompanied by an appropriate stock power, in either case signed exactly as the name of the registered holder appears on the certificate, with the signature guaranteed by an Eligible Institution.
U.S. Federal Backup Withholding Tax. To prevent the potential imposition of U.S. federal backup withholding tax on the gross proceeds payable to a tendering holder pursuant to the Exchange Offer, each tendering holder must submit to the Depositary a correct, completed and signed IRS Form W-9 (“Form W-9”) (for U.S. Holders, as defined in Section 14) or IRS Form W-8BEN (“Form W-8BEN”) or IRS Form W-8BEN-E (“Form W-8BEN-E”), IRS Form W-8IMY (“Form W-8IMY”), IRS Form W-8ECI (“Form W-8ECI”), or other applicable IRS Form W-8 (for Non-U.S. Holders, as defined in Section 14), or otherwise establish an exemption from backup withholding. See Section 14 below.
Withholding for Non-U.S. Holders. An applicable withholding agent may withhold U.S. federal income tax on the gross proceeds payable to a Non-U.S. Holder (as defined in Section 14) pursuant to the Exchange Offer at a rate of 30%, unless a reduced rate of withholding is applicable pursuant to an income tax treaty or an exemption from withholding is applicable because such gross proceeds are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an income tax treaty applies, the gross proceeds are attributable to a United States permanent establishment maintained by such Non-U.S. Holder). In order to claim a reduction of or an exemption from such withholding tax, a Non-U.S. Holder must deliver to the withholding agent a validly completed and executed Form W-8BEN, W-8BEN-E, W-8IMY, or other applicable Form W-8 (with respect to income tax treaty benefits) or W-8ECI (with respect to amounts effectively connected with the conduct of a trade or business within the United States) claiming such reduction or exemption before the payment is made. A Non-U.S. Holder may be eligible to obtain a refund of all or a portion of any tax withheld (i) if such holder meets the “complete termination,” “substantially disproportionate” or “not essentially equivalent to a dividend” tests described in Section 14 or (ii) if such holder is otherwise able to establish that no or a reduced amount of tax is due. Non-U.S. Holders should consult their tax advisors regarding the particular tax consequences to them of exchanging Shares pursuant to the Exchange Offer, including the application of U.S. federal income tax withholding, their potential eligibility for a withholding tax reduction or exemption, and the refund procedures.
Tender Constitutes an Agreement. The tender of Shares pursuant to any one of the procedures described above will constitute the tendering stockholder’s acceptance of the terms and conditions of the Exchange Offer and an agreement between the tendering stockholder and us upon the terms and subject to the conditions of the Exchange Offer, which agreement will be governed by, and construed in accordance with the laws of the State of New York. In addition, the tender of Shares pursuant to any one of the procedures described above will constitute the tendering stockholder’s representation and warranty to us that: (1) the stockholder has a “net long position” in the Shares or equivalent securities at least equal to the Shares tendered within the meaning of Rule 14e-4 promulgated by the Commission under the Exchange Act; and (2) the tendered Shares are not currently subject to any contractual or other restriction.
It is a violation of Rule 14e-4 under the Exchange Act for a person, directly or indirectly, to tender Shares for his or her own account unless the person so tendering (i) has a net long position equal to or greater than the number of  (x) Shares tendered or (y) other securities immediately convertible into, or exercisable or exchangeable for, the number of Shares tendered and will acquire such Shares for tender by conversion, exercise or exchange of such other securities and (ii) will cause such Shares to be delivered in accordance with the terms of the Exchange Offer. Rule 14e-4 under the Exchange Act provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person.
Determination of Validity; Rejection of Shares; Waiver of Defects; No Obligation to Give Notice of Defects. We will determine all questions as to the Exchange Offer, the form of documents and the validity, eligibility (including time of receipt) and acceptance for exchange of any tender of Shares. We reserve the right to reject any or all tenders of Shares determined by us not to be in proper form, or the acceptance of which or payment for which may, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect or irregularity in any tender of particular Shares (without waiving such defect or irregularity with respect to any other Shares). No tender of Shares will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as we shall determine. None of the Company, the Depositary, the Information Agent or any other person is or will be under any duty to give notification of any defect or irregularity in tenders or incur any liability for failure to give any such notification.
Return of Unexchanged Shares. If any properly tendered Shares are not exchanged pursuant to the Exchange Offer or are properly withdrawn before the Expiration Date, or if less than all Shares evidenced by a stockholder’s certificates are tendered, certificates for unexchanged Shares will be returned promptly after the expiration or termination of the Exchange Offer or the proper withdrawal of the Shares, as applicable, or, in the case of Shares properly tendered by book-entry transfer at the Book-Entry Transfer Facility, the Shares will be credited to the appropriate account maintained by the tendering stockholder at the Book-Entry Transfer Facility, in each case without expense to the stockholder.
Lost, Stolen, Destroyed or Mutilated Certificates. Stockholders whose certificate or certificates for part or all of their Shares have been lost, stolen, destroyed or mutilated may contact Equiniti Trust Company, LLC, as Transfer Agent for our Shares, at (800) 937-5449 or the address set forth on the back cover of this Exchange Offer for instructions as to obtaining a replacement. The replacement certificate will then be required to be submitted together with the Letter of Transmittal in order to receive Trust Preferred Securities for Shares that are tendered and accepted for exchange. A bond may be required to be posted by the stockholder to secure against the risk that the certificates may be subsequently recirculated. Stockholders are urged to contact the Transfer Agent immediately in order to permit timely processing of this documentation and to determine if the posting of a bond is required.
CERTIFICATES FOR SHARES, TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL OR FACSIMILE THEREOF, OR AN AGENT’S MESSAGE, AND ANY OTHER DOCUMENTS REQUIRED BY THE LETTER OF TRANSMITTAL, MUST BE DELIVERED TO THE DEPOSITARY AND NOT TO US OR THE INFORMATION AGENT. ANY SUCH DOCUMENTS DELIVERED TO US OR THE INFORMATION AGENT WILL NOT BE DEEMED TO BE PROPERLY TENDERED.
Section 4 - Withdrawal Rights.
Tenders of Shares pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. Thereafter, such tenders are irrevocable except that they may be withdrawn, unless theretofore accepted for exchange as provided in this Exchange Offer. If we extend the period of time during which the Exchange Offer is open, are delayed in accepting for exchanging Shares or are unable to accept for exchange Shares pursuant to the Exchange Offer for any reason, then, without prejudice to our rights under the Exchange Offer, the Depositary may, on our behalf, retain all Shares tendered, and such Shares may not be withdrawn except as otherwise provided in this Section 4, subject to the issuer making the Exchange Offer either paying the consideration offered, or returning the tendered securities, promptly after the termination or withdrawal of the Exchange Offer.
For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must:
•be timely received by the Depositary at one of its addresses set forth in this Exchange Offer; and
•specify the name of the person who tendered the Shares to be withdrawn, the number of Shares to be withdrawn and the name of the registered holder of the Shares, if different from that of the person who tendered such Shares.
If the Shares to be withdrawn have been delivered to the Depositary, a signed notice of withdrawal with signatures guaranteed by an Eligible Institution (except in the case of Shares tendered by an Eligible Institution) must be submitted prior to the release of such Shares. In addition, such notice must specify, in the case of Shares tendered by delivery of certificates, the name of the registered holder (if different from that of the tendering stockholder) and the serial numbers shown on the particular certificates evidencing the Shares to be withdrawn or, in the case of Shares tendered by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Shares.
Withdrawals may not be rescinded, and Shares withdrawn will thereafter be deemed not properly tendered for purposes of the Exchange Offer. However, withdrawn Shares may be retendered by following one of the procedures described in Section 3 at any time prior to the Expiration Date.
We will determine all questions as to the form and validity (including time of receipt) of any notice of withdrawal. We also reserve the right to waive any defect or irregularity in the withdrawal of Shares by any stockholder. None of the Company, the Depositary, the Information Agent or any other person will be under any duty to give notification of any defect or irregularity in any notice of withdrawal or incur any liability for failure to give any such notification.
Section 5 - Exchange of Shares.
On the terms and subject to the conditions of the Exchange Offer, promptly following the Expiration Date, we will accept for exchange and exchange up to 138,000 Shares that are properly tendered at the 1.40 Trust Preferred Securities per Share Exchange Ratio and not properly withdrawn prior to the Expiration Time. For purposes of the Exchange Offer, we will be deemed to have accepted for exchange, subject to the, proration and conditional tender provisions of the Exchange Offer, Shares that are properly tendered at the Trust Preferred Securities per Share Exchange Ratio and not properly withdrawn, only when, as and if we give oral or written notice to the Depositary of our acceptance of the Shares for exchange pursuant to the Exchange Offer.
Upon the terms and subject to the conditions of the Exchange Offer, we will accept for exchange and cause the respective number of Trust Preferred Securities to be issued at the Exchange Ratio per share for all of the Shares accepted for exchange pursuant to the Exchange Offer promptly after the Expiration Date. In all cases, exchange of Shares tendered and accepted for payment pursuant to the Exchange Offer will be made promptly, taking into account any time necessary to determine any proration, but only after timely receipt by the Depositary of  (1) certificates for Shares, or a timely book-entry confirmation of the deposit of Shares into the Depositary’s account at DTC, (2) a validly completed and duly executed Letter of Transmittal including any required signature guarantees, or, in the case of a book-entry transfer, an Agent’s Message, and (3) any other required documents.
We will cause Air T Funding to exchange Trust Preferred Securities for Shares exchanged under the Exchange Offer by depositing the number of Trust Preferred Securities necessary to complete the exchange as determined by the Trust Preferred Securities per Share Exchange Ratio with the Depositary, which will act as agent for tendering stockholders for the purpose of receiving Trust Preferred Securities and payment from us for any fractional shares and transmitting the Trust Preferred Securities and delivery and such payment to the tendering stockholders. UNDER NO CIRCUMSTANCES WILL INTEREST ON THE EXCHANGE BE PAID BY US REGARDLESS OF ANY DELAY IN MAKING THE EXCHANGE.
In the event of proration, we will determine the proration factor and exchange tendered Shares accepted for Trust Preferred Securities promptly after the Expiration Date. If there is proration, Shares will be rounded up or down to the nearest whole share. The preliminary results of any proration will be announced by press release promptly after the Expiration Date. Certificates for all Shares tendered and not exchanged, including all Shares not exchanged due to proration, will be returned to the tendering stockholder, or, in the case of Shares tendered by book-entry transfer, will be credited to the account maintained with the Book-Entry Transfer Facility by the participant therein who so delivered the Shares, at our expense, promptly after the Expiration Date or termination of the Exchange Offer. In addition, if certain events occur, we may not be obligated to exchange Shares under the Exchange Offer. See Section 7.
We will pay any stock transfer taxes, if any, payable on the transfer to us of Shares exchanged pursuant to the Exchange Offer. If, however, an exchange of shares is to be made to any person other than the registered holder, or if tendered certificates are registered in the name of any person other than the person signing the Letter of Transmittal, the amount of all stock transfer taxes, if any (whether imposed on the registered holder or the other person), payable on account of the transfer to the person will be deducted from the Exchange Ratio unless satisfactory evidence of the payment of the stock transfer taxes, or exemption therefrom, is submitted. See the Letter of Transmittal.
Section 6 - Conditional Tender of Shares.
In the event of an oversubscription of the Exchange Offer, Shares tendered prior to the Expiration Date will be subject to proration. See Section 1. As discussed in Section 14, the number of Shares to be exchanged from a particular stockholder may affect the U.S. federal income tax treatment of the exchange to the stockholder and the stockholder’s decision whether to tender. Accordingly, a stockholder may tender Shares subject to the condition that a specified minimum number of the stockholder’s Shares tendered pursuant to a Letter of Transmittal must be exchanged if any Shares tendered are exchanged. Any stockholder wishing to make a conditional tender must so indicate in the box entitled “Conditional Tender” in the Letter of Transmittal and indicate the minimum number of Shares that must be exchanged if any are to be exchanged. We urge each stockholder to consult with his, her or its own financial and tax advisors.
After the Expiration Date, if the number of Shares properly tendered and not properly withdrawn pursuant to the Exchange Offer would result in an aggregate total of more than 138,000 Shares, so that we must prorate our acceptance of and payment for tendered Shares, we will calculate a preliminary proration percentage based upon all

Shares properly tendered, conditionally or unconditionally, and not properly withdrawn. If the effect of this preliminary proration would be to reduce the number of Shares to be exchanged from any stockholder tendered pursuant to a Letter of Transmittal below the minimum number specified, the Shares conditionally tendered will automatically be regarded as withdrawn (except as provided in the next paragraph). If there is proration, Shares will be rounded up or down to the nearest whole Share. All Shares tendered by a stockholder subject to a conditional tender and that are withdrawn as a result of proration will be returned at our expense to the tendering stockholder.
After giving effect to these withdrawals, we will accept the remaining Shares properly tendered, conditionally or unconditionally, on a pro rata basis, if necessary. If the withdrawal of conditional tenders would cause the total number of Shares to be exchanged to fall below an aggregate of 138,000, then, to the extent feasible, we will select enough of the Shares conditionally tendered that would otherwise have been withdrawn to permit us to exchange such number of Shares. In selecting among the conditional tenders, we will select by random lot, treating all tenders by a particular stockholder as a single lot, and will limit our exchange in each case to the designated minimum number of Shares to be exchanged. To be eligible for exchange by random lot, stockholders whose Shares are conditionally tendered must have tendered all of their Shares.
Section 7 - Conditions of the Exchange Offer.
Notwithstanding any other provision of the Exchange Offer, we will not be required to accept for exchange or exchange any Shares tendered, and may terminate or amend the Exchange Offer or may postpone the acceptance for exchange of, and the exchange of, Shares tendered, subject to the requirements of the Exchange Act, if at any time on or after _______ ___, 2023 (or such earlier date as may be specified in the relevant condition) and before the Expiration Date any of the following events shall have occurred or are reasonably determined by us to have occurred, that, in the reasonable judgment of our Board and regardless of the circumstances giving rise to such event, makes it inadvisable to proceed with the Exchange Offer or with acceptance for exchange or exchange:
1)less than 25,000 Shares have been properly tendered for exchange;
2)there shall have been threatened, instituted or pending any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, before any court, authority, agency or tribunal that directly or indirectly (i) challenges the making of the Exchange Offer or the acquisition of some or all of the Shares pursuant to the Exchange Offer or otherwise relates in any manner to the Exchange Offer or (ii) in our reasonable judgment, could materially and adversely affect our and our subsidiaries’ business, condition (financial or otherwise), assets, income, operations or prospects, taken as a whole, or otherwise materially impairs in any way the contemplated future conduct of the business of us and our subsidiaries, taken as a whole, or materially impairs our ability to acquire the Shares in the Exchange Offer;
3)there shall have been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Exchange Offer or us or any of our subsidiaries, by any court or any authority, agency or tribunal that, in our reasonable judgment, would or is reasonably likely to directly or indirectly (i) make the acceptance for exchange of, or exchange of, some or all of the Shares illegal or otherwise restricts or prohibits completion of the Exchange Offer, (ii) delays or restricts our ability, or renders us unable, to accept for exchange or exchange of some or all of the Shares or (iii) materially and adversely affects our and our subsidiaries’ business, condition (financial or otherwise), assets, income, operations or prospects, taken as a whole, or otherwise materially impairs in any way the contemplated future conduct of the business of us and our subsidiaries;
4)there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) the commencement or escalation of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States or any of its territories, including, but not limited to, an act of terrorism, (iv) any change in the general political, market, economic or financial conditions in the United States or abroad that could, in our reasonable judgment, have a material adverse effect on our and our subsidiaries’ business, condition (financial or otherwise), assets, income, operations or prospects, taken as a whole, or (v) in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof;
5)there shall have been a decrease of more than 10% in the market price for the Shares, the Trust Preferred Securities or in the Dow Jones Industrial Average, the New York Stock Exchange Index, the

Nasdaq Composite Index or the Standard and Poor’s 500 Composite Index measured from the close of trading on _______ ___, 2023, the business day prior to the commencement of the Exchange Offer;
6)a tender or exchange offer for any or all of our Shares has been proposed, announced or made by any person or has been publicly disclosed, other than in the ordinary course of business (other than the Exchange Offer); or
7)the registration statement to be filed with the Commission covering the Trust Preferred Securities to be delivered in the Exchange Offer has not been declared effective.
The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition, and may be waived by us, in whole or in part, at any time in our sole discretion before the Expiration Date. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right. Each such right is an ongoing right and may be asserted at any time and from time to time. However, once the Exchange Offer has expired, then all of the conditions to the Exchange Offer, other than those requiring necessary governmental approvals, must have been satisfied or waived. In certain circumstances, if we waive any of the conditions described above, we may be required to extend the Exchange Offer. See Section 15.
Section 8 - Price Range of Shares and Trust Preferred Securities; Dividends/Distributions.
The Shares are listed and traded on the Nasdaq under the trading symbol “AIRT.” The following table sets forth, for each of the fiscal periods indicated, the unadjusted daily closing high and low sales prices of the Shares as reported on the Nasdaq.

	Market Price
	High	Low
2021
January 1-March 31	$34.4	$20.25
April 1-June 30	$25	$21.4
July 1-September 30	$40.5	$23.94
October 1-December 31	$30.41	$23.24
2022
January 1-March 31	$28	$20.4
April 1-June 30	$21.1	$14.55
July 1-September 30	$22.95	$14.09
October 1-December 31	$25.81	$18.71
2023
January 1-March 31	$27.21	$19.22
April 1 through July 21, 2023	$27.8	$22.35

On July 21, 2023, the last reported sale price of the Shares on Nasdaq was $23.98 per Share.
The Trust Preferred Securities are listed and traded on the Nasdaq under the trading symbol “AIRTP.” The following table sets forth, for each of the fiscal periods indicated, the unadjusted daily closing high and low sales prices of the Shares as reported on the Nasdaq.

	Market Price
	High	Low
2021
January 1-March 31	$26.75	$24.31
April 1-June 30	$26	$24.35
July 1-September 30	$25.46	$24.53
October 1-December 31	$25.4	$23.87
2022
January 1-March 31	$24.19	$22.25
April 1-June 30	$23.83	$20.61
July 1-September 30	$24.11	$21.03
October 1-December 31	$22.97	$20.5
2023
January 1-March 31	$24	$21
April 1 through July 21, 2023	$23.15	$18.75

On July 21, 2023, the last reported sale price of the Trust Preferred Securities was $21.72 per Share.
We urge stockholders to obtain current market quotations for the Shares and the Trust Preferred Securities before deciding whether to tender their Shares.
We have never paid dividends on the Shares and we do not expect to pay dividends on the Shares in the foreseeable future.
The distributions payable on the Trust Preferred Securities are fixed at a rate per annum of 8% of the Liquidation Amount of $25.00 per Trust Preferred Securities share, are cumulative and will accrue from the date of issuance. Distributions are payable quarterly in arrears on the 15th day of February, May, August and November of each year (subject to possible deferral as described below). The amount of each distribution due with respect to the Trust Preferred Securities will include amounts accrued through the date the distribution payment is due. Additionally, from time to time the Board may in its sole discretion may declare distributions in addition to the distributions equal to the 8.0% per annum Liquidation Amount of the Trust Preferred Securities. See “Description of Capital Stock.”
So long as no debenture event of default has occurred and is continuing, Air T, Inc. will have the right, at any time on or after June 7, 2024, to defer payments of interest on the Junior Subordinated Debentures issued to Air T Funding by extending the interest payment period thereon for a period not exceeding 20 consecutive quarters with respect to each deferral period (each an “Extension Period”), provided that no Extension Period may extend beyond the stated maturity of the Junior Subordinated Debentures. If interest payments are so deferred, Distributions on the Trust Preferred Securities will also be deferred and Air T, Inc. will not be permitted, subject to certain exceptions, to declare or pay any cash distributions with respect to Air T, Inc.’s capital stock or debt securities that rank pari passu with or junior to the Junior Subordinated Debentures. During an Extension Period, Distributions will continue to accrue with income thereon compounded quarterly. See “Description of Capital Stock.”
At any time on or after June 7, 2024, the Trust Preferred Securities are subject to mandatory redemption upon repayment of the Junior Subordinated Debentures at maturity or their earlier redemption in an amount equal to the amount of Junior Subordinated Debentures maturing on or being redeemed at a redemption price equal to the aggregate liquidation amount of the Trust Preferred Securities plus accumulated and unpaid distributions thereon to the date of redemption. The Junior Subordinated Debentures are redeemable prior to maturity at the option of Air T (i) on or after June 7, 2024, in whole at any time or in part from time to time, or (ii) at any time, in whole (but not in part), upon the occurrence and during the continuance of a tax event or an investment company event or capital treatment event, in each case at a redemption price equal to 100% of the principal amount of the Junior Subordinated Debentures so redeemed, together with any accrued but unpaid interest to the date fixed for redemption.” See “Description of Capital Stock.”
Air T has the right at any time to terminate Air T Funding and cause the Junior Subordinated Debentures to be distributed to holders of Trust Preferred Securities in liquidation of Air T Funding. See “Description of Capital Stock.”

Section 9 - Source and Amount of Funds.
Assuming the Exchange Offer is fully subscribed, Air T Funding will issue 193,200 Trust Preferred Securities. We expect to fund any payment due for fractional shares and for any fees or expenses related to the Exchange Offer from cash on hand. We do not have any alternative financing arrangement or alternative financing plans.
Section 10 - Certain Information Concerning Air T and Air T Funding.
General. The Company is a diversified holding company and is incorporated in the State of Delaware. The address of its principal executive office is 11020 David Taylor Drive, Suite 305, Charlotte NC, 28262, and its telephone number is (980) 595-2840. Our internet address is www.airt.net. Unless expressly stated otherwise, the information contained on our website or connected to our website is not incorporated by reference into this Exchange Offer and should not be considered part of this Exchange Offer. See “About Air T, Inc. and the Issuer Trust.”
Air T Funding (the “Trust”) is a statutory business trust formed under Delaware law pursuant to (i) the Trust Agreement and (ii) the filing of a certificate of trust with the Delaware Secretary of State on September 28, 2018. Air T Funding’s business and affairs are conducted by the Property Trustee, Delaware Trustee and two individual Administrative Trustees who are officers of the Company. Air T Funding exists for the exclusive purposes of (i) issuing and selling the Trust Preferred Securities, (ii) using the proceeds from the sale of the Trust Preferred Securities to acquire the Junior Subordinated Debentures issued by the Company, and (iii) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of the Trust Preferred Securities). Accordingly, the Junior Subordinated Debentures are the sole assets of Air T Funding, and payments by the Company under the Junior Subordinated Debentures and the Expense Agreement are the sole revenues of Air T Funding. All of the Common Securities of the Trust are owned by the Company. The Common Securities rank pari passu, and payments will be made thereon pro rata, with the Trust Preferred Securities, except that upon the occurrence and during the continuance of an event of default under the Trust Agreement, as amended resulting from an event of default under the Indenture, the rights of the Company as holder of the common securities to payment in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities.
Additional Information About Us. We are subject to the information requirements of the Exchange Act, and in accordance therewith file periodic reports, proxy statements and other information relating to our business, financial condition and other matters. We are required to disclose in such proxy statements certain information, as of particular dates, concerning our directors and executive officers, their compensation, the principal holders of our securities and any material interest of such persons in transactions with us.
Section 11 - Interest of Directors and Executive Officers; Transactions and Arrangements Concerning the Shares.
As of June 30, 2023, we had 2,817,754 shares of common stock outstanding. The 138,000 Shares we are potentially offering to exchange pursuant to the Exchange Offer represent approximately 4.9% of the Shares outstanding as of June 30, 2023. As of June 30, 2023, our directors and executive officers as a group (7 persons) beneficially owned an aggregate of 1,881,663 shares of our common stock, representing approximately 66.20% of our outstanding shares. The Company’s directors and executive officers are entitled to participate in the Exchange Offer on the same basis as other stockholders.
The following table shows, as of June 30, 2023, the aggregate number and percentage of our securities that were beneficially owned by our directors and executive officers. Assuming we purchase 138,000 Shares and that our directors and executive officers do not tender any shares pursuant to the Exchange Offer, then, after the Exchange Offer, the directors and executive officers as a group will beneficially own approximately 70.22% of our outstanding Shares. The business address of each of our directors and executive officers is 11020 David Taylor Drive, Suite 305, Charlotte NC, 28262.

		Shares and Percent of Common Stock Beneficially Owned as of June 30, 2023
Name	Position with Company	No. of Shares(1)	Percent(2)	Percent of Class After Exchange Offer (Assuming We Exchange 138,000 Shares and Directors, Executive Officers and Associates Do Not Tender)
Raymond Cabillot	Director	(3)492,029	17.46%	18.38%
William Foudray	Director	7,500	*	*
Gary Kohler	Director	20,103	*	*
Peter McClung	Director	7,500	*	*
Travis Swenson	Director	982	*	*
Jamie Thingelstad	Director	—	—	—
Brian Ochocki	Chief Financial Officer/ Principal Accounting Officer and Treasurer	—	—	—
Nick Swenson	President, Chief Executive Officer and Chairman of the Board	(4)1,353,549	48.03%	50.51%
All current directors, nominees, and executive officers as a group (7 persons)		(3)(4)1,881,663	66.20%	70.22%
* Represents less than one percent (1.0%).

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Includes shares which the following executive officers and directors have the right to acquire within 60 days through the exercise of stock options issued by Air T: Mr. Foudray, 3,750 shares; and all directors, nominees, and executive officers as a group, 3,750 shares.

(2)	Based on a total of 2,817,754 Shares of the Company’s common stock issued and outstanding as of June 30, 2023.

(3)	Includes 394,090 shares held by Farnam Street Partners, L.P., 55,793 shares held by FS Special Opportunities Fund I, LP, and 11,500 shares held by Carr of MN, LLC. Mr. Cabillot is an officer of Farnam Street Capital, Inc. (“FSC”), the general partner of Farnam Street Partners, L.P. and FS Special Opportunities Fund I, L.P. and the managing member of Carr by MN, LLC. Messrs. Cabillot and Peter O. Haeg, as officers of FSC, the general partner of the Farnam Funds, share voting and dispositive power over all of the shares of Company common stock held by the Farnam Funds. Mr. Cabillot and Mr. Haeg individually own 20,646 shares and 10,000 shares of Company common stock, respectively.

(4)	Includes shares held by AO Partners I, L.P. (“AO Partners Fund”) and indirectly by AO Partners, LLC (“AO Partners”) as General Partner. AO Partners Fund and AO Partners have shared power to direct the voting and disposition of 972,584 shares. Nick Swenson as Manager of AO Partners disclaims beneficial ownership of such shares, except as to his pecuniary interest therein. Nick Swenson has sole power to direct the voting and disposition of 157,858 shares held directly and by Glenhurst Co. (which includes 94,938 shares held by Glenhurst Co.), and Groveland Capital, LLC and Groveland DST, LLC have the power to direct the voting and disposition of 53,301 shares and 169,806 shares respectively.

Transactions with Executive Officers, Directors and Other Related Persons. In the Company’s last fiscal year, except as otherwise described below or incorporated by reference in this Exchange Offer, none of Air T, Inc. nor, to the best of our knowledge, any of our affiliates, directors or executive officers, is a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly, to the Exchange Offer or with respect to any of our securities, any, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies, consents or authorizations.
Recent Securities Transactions. Other than as described below and in Schedule 13D flings by Messrs. N. Swenson and Cabillot (which transactions are reflected in the figures above), and based on our records and on information provided to us by our directors, executive officers and subsidiaries, none of the Company, our affiliates, our subsidiaries, our or our subsidiaries’ directors or executive officers, our control persons or any other person ultimately in control of us have effected any transactions involving shares of our common stock during the 60 days prior to the date of this Exchange Offer.
Share Repurchase Program
On May 14, 2014, the Company announced that its Board of Directors had authorized a program to repurchase up to 750,000 shares of the Company’s common stock (retrospectively adjusted to 1,125,000 after the stock split in June 2019) from time to time on the open market or in privately negotiated transactions, in compliance with SEC Rule 10b-18, over an indefinite period.
During the 90 days prior to the date of this Exchange Offer, the Company repurchased 1,906 shares of its common stock.

The following chart provides certain information with respect to shares of common stock repurchased by the Company since December 31, 2022.

Settlement Date	Quantity	Price	Net Amount
1/3/2023	296	25.2707	$7,489.01
1/5/2023	46	23.9100	$1,101.24
1/6/2023	496	24.9763	$12,403.12
1/10/2023	76	24.2800	$1,847.56
1/11/2023	711	24.2514	$17,264.08
1/12/2023	711	27.4013	$19,503.65
2/24/2023	8	21.7125	$173.94
2/27/2023	206	23.4176	$4,830.21
3/1/2023	219	22.8027	$5,000.36
3/10/2023	167	20.6100	$3,446.88
3/16/2023	245	20.1956	$4,955.27
3/23/2023	231	21.6147	$4,999.93
3/29/2023	210	23.6786	$5,022.51
4/5/2023	200	24.8300	$5,016.00
4/12/2023	220	22.5770	$5,016.94
4/19/2023	200	24.6400	$4,978.00
TOTAL	4042		$103,048.70

We and our affiliates are prohibited from purchasing any Shares or Trust Preferred Securities, other than exchanging Shares pursuant to the Exchange Offer, until at least ten business days after the expiration of the Exchange Offer. Beginning ten business days after the Expiration Date of the Exchange Offer, we may make stock repurchases from time to time on the open market and/or in private transactions. Whether we make additional repurchases will depend on many factors, including, without limitation, the number of Shares, if any, that we acquire in this Exchange Offer, our business and financial performance and situation, the business and market conditions at the time, including the price of the Shares, and such other factors as we may consider relevant.
The Company’s Board approved an open market share repurchase program, which allows the Company to opportunistically buy back Shares in the market from time to time at prevailing market prices. Upon commencement of the Exchange Offer, the Company suspended a 10b5-1 trading plan that provides for the repurchase of shares of common stock. The plan terminates December 31, 2023 and provides for the repurchase of up to $50,000 a week of common stock following July 1, 2023. The program and prior repurchase authorization does not obligate the Company to acquire any specific number of Shares and may be suspended, terminated or modified at any time. Any of these repurchases may be on the same terms or on terms that are more or less favorable to the stockholders in those transactions than the terms of the Exchange Offer. 873,629 Shares may yet be purchased by the Company under the share repurchase authorization.
Section 12 - Legal Matters; Regulatory Approvals.
We are not aware of the applicability of any antitrust laws or any license or regulatory permit that appears material to our business that might be adversely affected by our acquisition of the Shares as contemplated by the Exchange Offer or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic, foreign or supranational, that would be required for our acquisition or ownership of the Shares as contemplated by the Exchange Offer. Should any such approval or other action be required, we presently contemplate that we will seek that approval or other action. We are unable to predict whether we will be required to delay the issuance of Trust Preferred Securities in consideration for Shares tendered pursuant to the Exchange Offer pending the outcome of any such matter. There can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial cost or conditions or that the failure to obtain the approval or other action might not result in adverse consequences to our business and financial condition. Our obligations under the Exchange Offer to accept Shares for exchange and pay for any fractional Shares is subject to conditions. See Section 7.

Section 13 - Taxation.
The following discussion is a brief summary of certain U.S. federal income tax considerations of the Exchange Offer.
Except as expressly provided otherwise, this discussion assumes you are a taxable U.S. person (as defined for U.S. federal income tax purposes) and that you hold your Shares as capital assets (generally, for investment). The discussion is based upon current provisions of the Code, Treasury Regulations, judicial authorities, published positions of the IRS and other applicable authorities, all of which are subject to change or differing interpretations, possibly with retroactive effect. No ruling or opinion has been sought regarding the matters described herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to those set forth below. No attempt is made to present a detailed explanation of all U.S. federal income tax concerns affecting the Company and its stockholders (including stockholders subject to special tax rules and stockholders that own or have owned, actually or constructively, more than 5% of the Shares or the Trust Preferred Securities), nor does this discussion address any state, local, or foreign tax concerns.
For purposes of this discussion, a “U.S. holder” is a beneficial owner of Shares, that is, for U.S. federal income tax purposes:
•an individual who is a citizen or resident of the United States;
•a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state of the United States, or the District of Columbia;
•an estate, if its income is subject to U.S. federal income taxation regardless of its source; or
•a trust, if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons (within the meaning of the Code) have the authority to control all of its substantial decisions, or (2) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.
For purposes of this discussion, a “non U.S. holder” is a beneficial owner of Shares, that is neither a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) nor a U.S. holder. If any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes holds our Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our Shares.
The discussions set forth this Offer to Exchange do not constitute tax advice. Investors are urged to consult their own tax advisers with any specific questions relating to U.S. federal, state, local and foreign taxes.
Tax Consequences of the Exchange Offer
Tax Consequences to Tendering U.S. Holders in the Exchange Offer
We intend to treat the exchange of Shares for Trust Preferred Securities as a “recapitalization” pursuant to Section 368(a)(1)(E) of the Code. Assuming the Exchange Offer is so treated, and subject to the discussion of “nonqualified preferred stock” below, for U.S. federal income tax purposes:
•you generally will recognize gain for U.S. federal income tax purposes equal to the excess, if any, of the fair market value of the Trust Preferred Securities received in the exchange (including any fractional share) over your tax basis in the Shares;
•you will not be able to recognize any loss realized in the recapitalization (except with respect to cash received in lieu of a fractional share, as described below);
•the adjusted basis in the Trust Preferred Securities would be equal to the adjusted tax basis in the Shares increased by any gain recognized in the exchange (except for any gain recognized with respect to a fractional share);

•the holding period of the Trust Preferred Securities received in the recapitalization by a U.S. holder of Shares will include the holding period of the Shares exchanged therefor; and
•if a U.S. Holder receives cash in lieu of a fractional share of Trust Preferred Securities, the U.S. holder would be treated as having received the fractional share of Trust Preferred Securities pursuant to the exchange followed by a redemption of the fractional share of Trust Preferred Securities for cash.
Gain recognized under the first bullet above would generally be treated as capital gain on the disposition of the Shares unless the receipt of cash has the effect of a dividend under Sections 302 and 356(a)(2) of the Code, in which case the portion of such gain equal to your ratable share, if any, of our earnings and profits would be treated as a dividend (with any remainder of such gain treated as capital gain).
If the exchange of Shares for Trust Preferred Securities is not treated in its entirety as a recapitalization as described above, then the cash payment (other than cash paid in lieu of a fractional share) may be treated as proceeds from a redemption of a portion of the Shares (and generally treated in accordance with the principles for redemptions of shares) and the Trust Preferred Securities received would be treated as received in a recapitalization of the remaining Shares, which generally would not result in the recognition of gain or loss on such remaining Shares. In such case, although the law on this point is not entirely clear, a U.S. holder’s basis in the Shares would be allocated pro rata between the Trust Preferred Securities received and the portion of the Shares that are treated as redeemed for cash. Cash received in lieu of a fractional share should be treated in the manner described above.
U.S. holders who have acquired different blocks of Shares at different times or at different prices should consult their tax advisors regarding the calculation of gain or loss recognized and the allocation of their aggregate tax basis among, and the holding period of, the Trust Preferred Securities received in exchange for such blocks of Shares.
A U.S. holder that tenders Shares pursuant to the Exchange Offer may be required to satisfy certain record keeping and information reporting requirements. Each U.S. holder is urged to consult its own tax advisor concerning any such requirements applicable to the Exchange Offer.
If the Trust Preferred Securities were treated either as indebtedness, rather than equity, or as “nonqualified preferred stock,” the consequences of the exchange of Shares for Trust Preferred Securities would be different than as described above. In particular, in that event, a U.S. holder would generally recognize gain or loss on all of the exchanged Shares as a result of participating in the Exchange. Although the Company will treat the Trust Preferred Securities as equity that is not “nonqualified preferred stock,” such determinations are highly factual, and no assurance can be given that the IRS would not challenge such treatment. This discussion assumes such treatment is respected.
U.S. HOLDERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF PARTICIPATING IN THE EXCHANGE OFFER.
Special Tax Considerations to Tendering Non-U.S. Holders in the Exchange Offer
Any amounts that are treated pursuant to the discussion above as dividend income recognized by a non-U.S. holder generally will be subject to U.S. income tax withholding at the rate of 30% on the gross amount of any such amount unless either (i) a lower treaty rate applies and the non U.S. holder furnishes an IRS Form W-8BEN or W 8BEN-E evidencing eligibility for that reduced rate to the applicable withholding agent, or (ii) the non-U.S. holder furnishes an IRS Form W-8ECI to the applicable withholding agent claiming that such amount is effectively connected income.
If, as a result of our indirect ownership of real property, we are or at any time within the five year period preceding the settlement of the Exchange Offer have been, a “United States real property holding corporation” (“USRPHC”), special rules may apply to non U.S. holders under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”). We have not made a determination as to whether we are or have been a USRPHC. If we are or have been a USRPHC within the applicable time period, then under FIRPTA, subject to certain exceptions described below, gain recognized pursuant to the Exchange Offer (calculated as described under “—Tax Consequences to Tendering U.S. Holders in the Exchange Offer”) would generally be taxable to a non-U.S. holder as effectively connected income. In addition, a non-U.S. holder may need to comply with certain reporting and other requirements in order not to be subject to tax under FIRPTA on all of the gain in the Shares exchanged pursuant to the Exchange Offer, and no assurance can be given that a non-U.S. holder will be able to satisfy such requirements if they applied.

These special rules under FIRPTA generally will not apply if we are a “domestically controlled qualified investment entity” within the meaning of the Code. Although we believe that, if we are a USRPHC, we are and will remain a domestically controlled qualified investment entity, no assurance can be given that we are or will remain a domestically controlled qualified investment entity. Even if we are not a “domestically controlled qualified investment entity,” the special rules will generally not apply if (i) the Shares are treated as “regularly traded” on an established securities market at the time of the exchange and (ii) the non-U.S. holder has not, at any time during the five year period preceding the settlement of the exchange, owned (actually or constructively) in excess of 5% of our Shares. Although we expect that our Shares should be treated as “regularly traded” at the time of settlement, no assurance can be given in that regard.
NON-U.S. HOLDERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF PARTICIPATING IN THE EXCHANGE OFFER.
The preceding discussion is intended for general information only and is not a complete analysis or discussion of all potential tax effects that may be important to particular stockholders. Each stockholder should consult such stockholder’s own tax advisor to determine the particular tax consequences to him or her of exchanging Shares in the Exchange Offer, including the applicability and effect of state, local and foreign tax laws.
Section 14 - Extension of the Exchange Offer; Termination; Amendment.
We expressly reserve the right, in our sole discretion, at any time and from time to time, and regardless of whether or not any of the events set forth in Section 7 shall have occurred or shall be deemed by us to have occurred, to extend the period of time during which the Exchange Offer is open and thereby delay acceptance for exchange, and exchange of, any Shares by giving oral or written notice of such extension to the Depositary and making a public announcement of such extension. We also expressly reserve the right, in our sole discretion, to:
(i)    terminate the Exchange Offer and: (a) reject for exchange any Shares or (b) not exchange any Shares accepted for exchange; or
(ii)    subject to applicable law and regulation, postpone exchange of the Shares, if any of the conditions specified in Section 7 hereof are not satisfied or waived prior to the Expiration Date, by giving oral or written notice of such termination or postponement to the Depositary and making a public announcement of such termination or postponement. Our reservation of the right to delay the exchange of Shares which we have accepted for exchange is limited by our agreement to pay the consideration offered or return the Shares tendered promptly after termination or withdrawal of the Exchange Offer.
Subject to compliance with applicable law and regulation, we further reserve the right, in our sole discretion, and regardless of whether any of the events set forth in Section 7 shall have occurred or shall be deemed by us to have occurred, to amend the Exchange Offer in any respect, including, without limitation, by decreasing or increasing the consideration offered in the Exchange Offer to holders of Shares or by decreasing or increasing the number of Shares being sought in the Exchange Offer. Amendments to the Exchange Offer may be made at any time and from time to time effected by public announcement, such announcement, in the case of an extension, to be issued no later than 9:00 A.M., Eastern Time, on the next business day after the last previously scheduled or announced Expiration Date. Any public announcement made pursuant to the Exchange Offer will be disseminated promptly to stockholders in a manner reasonably designed to inform stockholders of such change. Without limiting the manner in which we may choose to make a public announcement, except as required by applicable law and regulation, we shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release through a newswire service.
If we materially change the terms of the Exchange Offer or the information concerning the Exchange Offer, we will extend the Exchange Offer to the extent required by Rules 13e-4(d)(2), 13e-4(e)(3) and 13e-4(f)(1) promulgated under the Exchange Act. These rules and certain related releases and interpretations of the Commission provide that the minimum period during which an exchange offer must remain open following material changes in the terms of the exchange offer or information concerning the exchange offer (other than a change in price or a change in percentage of securities sought) will depend on the facts and circumstances, including the relative materiality of such terms or information. As a general matter, if we materially change the terms of the Exchange Offer or the information concerning the Exchange Offer (other than a change in price or a change in percentage of securities sought), including the waiver of a material condition, we are required to extend the Exchange Offer, if necessary, so that the Exchange Offer remains open for at least five business days following such change. If  (1) we increase the maximum exchange rate to be paid for Shares above 1.40 Trust Preferred Securities or decrease the exchange rate to be paid per Share below 1.40 Trust Preferred Securities or otherwise change the range to be exchanged for Shares or increase or decrease the aggregate number of Shares being sought in the Exchange Offer (but, in the case of an increase, only if such increase in the number of Shares being sought constitutes more than 2% of our outstanding Shares) and (2) the Exchange Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that such notice of an increase or decrease is first published, sent or given to stockholders in the manner specified in this Section 15, the Exchange Offer will be extended until the expiration of such period of ten business days.
Section 15 - Indemnification.
Under the Company’s and Air T Funding’s organizational documents, the officers and trustees have been granted certain indemnification rights against certain liabilities that may arise out of performance of their duties to the Company or Air T Funding. Additionally, in the normal course of business, the Company may enter into contracts with service providers that contain a variety of indemnification clauses. The Company’s maximum exposure under these arrangements is dependent on future claims that may be made against the Company and, therefore, cannot be estimated.
Below are the relevant provisions from the Company’s organizational document and Air T Funding’s Declaration of Trust. The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the Restated Certificate of Incorporation of Air T, Inc., a Delaware corporation, as amended and the Air T Funding Declaration of Trust and Second Amended and Restated Trust Agreement, as amended.
Section 145 of the DGCL permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
In the case of an action by or in the right of the corporation, Section 145 of the DGCL permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.
Section 145 of the DGCL also permits a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.
Article 9 of our Restated Certificate of Incorporation states that our directors shall not be personally liable to us or to our stockholders for monetary damages for any breach of duty as a director to the fullest extent permitted by the DGCL as the same exists or may be amended. Under Section 102(b)(7) of the DGCL, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty can be limited or eliminated except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (relating to unlawful payment of dividend or unlawful stock purchase or redemption); or (iv) for any transaction from which the director derived an improper personal benefit.

Article VIII of Air T’s Bylaws provides that the Company shall indemnify its officers and directors to the full extent permitted by the DGCL.
All of the Company’s directors and officers are covered by insurance policies maintained by the Company against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act. Such insurance also insures the Company against losses which it may incur in indemnifying our officers and directors.
The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification or advancement of expenses, including, among others, provisions about submitting a written request to the Company that includes such documentation and information as is reasonably available to the director or executive officer and is reasonably necessary to determine entitlement to indemnification and provisions.
The Second Amended and Restated Trust Agreement of Air T Funding, as amended requires the Company to indemnify each of the trustees or any predecessor trustee for, and to hold the trustees harmless against, any loss, damage, claim, liability, penalty or expense incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including reasonable legal fees and expenses in connection with the enforcement of their indemnification rights hereunder), except any such cost or expense as may be attributable to such Trustee’s gross negligence, bad faith or willful misconduct (or, in the case of the Administrative Trustees or the Delaware Trustee, any such cost or expense as may be attributable to its, his or her gross negligence, bad faith or willful misconduct).
Section 16 - Fees and Expenses; Information Agent; Depositary.
We have retained D.F. King & Co., Inc. to act as Information Agent and Equiniti Trust Company, LLC to act as the Depositary in connection with the Exchange Offer. The Information Agent may contact holders of Shares by mail, e-mail, telephone and in person and may request brokers, dealers, commercial banks, trust companies and other nominee stockholders to forward materials relating to the Exchange Offer to beneficial owners. The Information Agent and the Depositary will each receive reasonable and customary compensation for its services, will be reimbursed by us for specified reasonable out-of-pocket expenses and will be indemnified against certain liabilities in connection with the Exchange Offer, including certain liabilities under the federal securities laws.
We will not pay any fees or commissions to brokers or dealers (other than fees to the Information Agent as described above) for soliciting tenders of Shares pursuant to the Exchange Offer or for making any recommendation in connection with the Exchange Offer. Stockholders holding Shares through brokers, dealers, commercial banks, trust companies or other nominees are urged to consult such nominees to determine whether transaction costs are applicable if stockholders tender Shares through such nominees and not directly to the Depositary. We will, however, upon request, reimburse brokers, dealers, commercial banks, trust companies and other nominees for customary mailing and handling expenses incurred by them in forwarding the Exchange Offer and related materials to the beneficial owners of Shares held by them as a nominee or in a fiduciary capacity. No broker, dealer, commercial bank, trust company or other nominee has been authorized to act as the agent of us, Information Agent or the Depositary for purposes of the Exchange Offer. We will pay or cause to be paid all stock transfer taxes, if any, on our purchase of Shares except as otherwise provided in this document and the Letter of Transmittal.
The Depositary and its affiliates have provided, and may in the future provide, various other services to us for which they have received, or we expect they will receive, customary compensation from us.
Section 17 - Miscellaneous.
We are not aware of any jurisdiction where the making of the Exchange Offer is not in compliance with applicable law and regulation. If we become aware of any jurisdiction where the making of the Exchange Offer or the acceptance of Shares pursuant thereto is not in compliance with applicable law and regulation, we will make a good faith effort to comply with the applicable law and regulation. If, after such good faith effort, we cannot comply with the applicable law and regulation, the Exchange Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer shall be deemed to be made on our behalf by one or more registered brokers or dealers licensed under the laws of that jurisdiction.
WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR SHARES IN THE EXCHANGE OFFER. WE HAVE NOT AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION

OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THOSE CONTAINED IN THIS DOCUMENT OR DOCUMENTS INCORPORATED BY REFERENCE OR IN THE RELATED LETTER OF TRANSMITTAL. IF GIVEN OR MADE, ANY RECOMMENDATION OR ANY SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US.
DESCRIPTION OF AIR T’S CAPITAL STOCK
As of June 30, 2023, our authorized capital stock consists of:

●	4,000,000 authorized shares of Common Stock, par value $0.25 per share and,

●	2,000,000 authorized shares of Preferred Stock, par value $1.00. The Preferred Stock is not registered under Section 12 of the Exchange Act.

As of June 30, 2023, there were 2,817,754 shares of our Common Stock issued and outstanding, no shares of Preferred Stock issued.

In this section we describe certain features and rights of Air T’s and Air T Funding’s capital stock. The summary does not purport to be exhaustive and is qualified in its entirety by reference to our Restated Certificate of Incorporation as amended and Amended and Restated By-Laws (the “Bylaws”) and to applicable Delaware law.

Common Stock

General. The number of authorized shares of common stock may be increased or decreased by the vote of a majority of the holders of the voting power of that class of capital stock who are entitled to vote generally in the election of directors, in accordance with Section 242(b)(2) of the General Corporation Law of the State of Delaware (the “DGCL”) or any equivalent provision enacted.

Voting Rights. The holders of common stock are entitled to one vote per share, and each stockholder shall at every meeting of the stockholder be entitled to vote such number of shares then held by such stockholder in person or by proxy, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. Holders of all classes of capital stock of the Company are entitled to vote together as a single class on all matters presented to the stockholders for their vote or approval, except for the election and the removal of directors as discussed below, or otherwise as required by applicable law.

Dividends. Dividends upon the capital stock of the Company, if any, may be declared by the Board of Directors (the “Board”) at any regular or special meeting, pursuant to the DGCL. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the discretion of the Board. As of the date hereof, the Company has not paid a dividend since 2014.

Holders of common stock are entitled to receive dividends at the same rate whenever dividends are declared by the Board out of assets legally available for their payment, after payment of any dividends required to be paid on shares of preferred stock outstanding, as set forth in the Restated Certificate of Incorporation.

Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the directors shall think conducive to the interest of the Company, and the directors may modify or abolish any such reserve in the manner in which it was created.

Conversion. Common stock has no conversion rights.

Liquidation. If we liquidate, any assets remaining after (i) payment of our debts and other liabilities (ii) setting aside sufficient amounts for any payment due to any holders of preferred stock, will be distributable ratably among the holders of the common stock treated as a single class.

The holders of common stock are not entitled to preemptive rights.

Transfer Agent. The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.

Preferred Stock

Our Restated Certificate of Incorporation permits our Board of Directors to authorize the issuance of up to 2,000,000 shares of preferred stock, par value $1.00 per share, in one or more series, without stockholder action. As of the date hereof, no shares of preferred stock are outstanding. The Board of Directors can fix the rights (including voting powers, if any), preferences, qualifications, series limitations and restrictions of each series. Therefore, without approval of the holders of our common stock (except as may be required the rules of the Nasdaq Stock Market or any other exchange or market on which our securities may then be listed or quoted), our Board of Directors may authorize the issuance of preferred stock with voting, dividend, liquidation and conversion and other rights that could dilute the voting power or other rights or adversely affect the market value of our common stock and may assist management in impeding any unfriendly takeover or attempted change in control. See “—Anti-Takeover Effects – Authorized Shares.”

Prior to the issuance of a new series of preferred stock, we will amend our Restated Certificate of Incorporation by filing a certificate of designation that will designate the number of shares of that series and the terms of that series. The issuance of any preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. The ability of our Board of Directors to issue preferred stock could discourage, delay or prevent a takeover or other corporate action.

The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock, including, where applicable:

●	the designation, stated value and liquidation preference of such preferred stock and the number of shares offered;

●	the offering price;

●	the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

●	any redemption or sinking fund provisions;

●	the amount that shares of such series shall be entitled to receive in the event of our liquidation, dissolution or winding-up;

●	the terms and conditions, if any, on which shares of such series shall be convertible or exchangeable for shares of our stock of any other class or classes, or other series of the same class;

●	the voting rights, if any, of shares of such series;

●	the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;

●	the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any subsidiary, of the common stock or of any other class of our shares ranking junior to the shares of such series as to dividends or upon liquidation;

●	the conditions and restrictions, if any, on the creation of indebtedness of us or of any subsidiary, or on the issuance of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

●	any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

Unless otherwise specified in the applicable prospectus supplement, each series of preferred stock will, upon issuance, rank senior to the common stock and on parity in all respects with each other outstanding series of preferred stock. The rights of the holders of our preferred stock will be subordinate to those of our general creditors. The description of any series of preferred stock which may be issued is qualified by reference to the provisions of the applicable certificate of amendment establishing the terms of such series.

The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

Anti-takeover Effects

The provisions of our Restated Certificate of Incorporation and Bylaws summarized in the following paragraphs may have anti-takeover effects and could delay, defer, or prevent a tender offer or takeover attempt that a stockholder might consider to be in such stockholder’s best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders, and may make removal of the incumbent management and directors more difficult.

Authorized Shares. Our Restated Certificate of Incorporation authorizes the issuance of 4,000,000 shares of common stock and 2,000,000 shares of preferred stock. These shares of common stock and preferred stock provide our Board of Directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and the exercise of employee stock options. However, these additional authorized shares may also be used by the Board of Directors consistent with its fiduciary duty to deter future attempts to gain control of us. The Board of Directors also has sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for any series of preferred stock, the Board has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a tender offer, merger or other transaction by which a third party seeks control of us, and thereby assist members of management to retain their positions.

Special Meetings of Stockholders. Our Bylaws provide that special meetings of stockholders may be called at the request in writing of (i) a majority of the Board of Directors or (ii) stockholders owning a majority in amount of the entire capital stock of the Company issued and outstanding and entitled to vote.

Action by Stockholders Without a Meeting. Our Bylaws provide that any action required to be taken at any annual or special meeting of stockholders of the Company, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote; provided, however, that a consent in writing, setting forth the action so taken, shall be signed by the holders of the outstanding capital stock of the Company having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Delaware Interested Stockholder Statute. Section 203 of the Delaware General Corporation Law limits our ability to enter into business combination transactions with any interested shareholder for three years following the interested shareholder’s stock acquisition date, unless (i) the Board of Directors of directors approves the business combination or the stock acquisition prior to the interested stockholder’s stock acquisition date; (ii) upon completion of the transaction, the interested stockholder would own at least 85% of the outstanding shares of the corporation; or (iii) the business combination is approved by the Board and subsequently approved by the stockholders by a vote of at least 66 2/3 percent of the outstanding shares which are not owned by the interested stockholder.

An interested stockholder includes:

●	a beneficial owner, directly or indirectly, of 15% or more of our outstanding voting stock; or

●	an affiliate or associate of Air T who, at any time within the three years prior to the date in question was a beneficial owner, directly or indirectly, of 15% or more of the outstanding voting stock.

Amendment of Restated Certificate of Incorporation and Bylaws. Our Restated Certificate of Incorporation generally may be amended upon approval by the Board of Directors and the holders of a majority of the outstanding shares of our capital stock. Our Bylaws may be amended either by the Board of Directors, by a vote of a majority of the whole Board, or by our stockholders, by the vote of the holders of at least a majority of the voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

Advance Notice Provisions. Our Bylaws provide that we must receive written notice of any stockholder proposal for business at an annual meeting of stockholders, or any stockholder director nomination for an annual meeting of stockholders, not less than 90 days or more than 120 days before the anniversary date of the preceding year’s annual meeting.

DESCRIPTION OF TRUST PREFERRED SECURITIES, JUNIOR SUBORDINATED DEBENTURES AND GUARANTEE
We may issue, together with other securities or separately, Trust Preferred Securities and Junior Subordinated Debentures and a Guarantee. Such securities would be issued under the current Trust Agreement, as amended and other existing documents relating to such securities all as amended and as set forth in the applicable prospectus supplement. As of June 30, 2023, there are 1,240,085 Trust Preferred Securities (includes 200,000 shares held by affiliated entities) and $31,002,125 in principal amount of Junior Subordinated Debentures outstanding.

This section, along with the description in the applicable prospectus supplement, is a summary of certain matters related to the Trust Preferred Securities, Junior Subordinated Debentures and Guarantee and is not complete. We urge you to read any applicable Trust Preferred Security, Junior Subordinated Debenture and Guarantee, because those documents, and not these descriptions, will define your rights as a holder. We will file copies of the forms of these documents and any amendments thereto as exhibits to the registration statement of which this prospectus is a part or an amendment thereto, or as exhibits to a Current Report on Form 8-K.

GENERAL

The Trust Preferred Securities and the Common Securities related thereto will be issued pursuant to the terms of the Trust Agreement, as amended. The Trust Agreement, as amended is qualified as an indenture under the Trust Indenture Act. As used herein, (i) the “Indenture” means the Subordinated Indenture dated as of June 10, 2019, as amended and supplemented from time to time, among the Company and Delaware Trust Company, a Delaware chartered trust company, as trustee (the “Indenture Trustee” and also referred to as the “Delaware Trustee” and “Property Trustee”) and Equiniti Trust Company, LLC solely in its capacity as paying agent (the “Paying Agent”); and (ii) the “Trust Agreement” means the Interim Trust Agreement dated as of September 28, 2018, among the Company, as Depositor, Delaware Trust Company, as Delaware Trustee and the individual Operating Trustees, as superseded and replaced by the Trust Agreement dated as of June 10, 2019, as amended by the Second Amended and Restated Trust Agreement dated June 23, 2021, as amended by the First Amendment to Second Amended and Restated Trust Agreement dated January 28, 2022, as amended and supplemented from time to time, among the Company, as Depositor, Delaware Trust Company, as Property Trustee, Delaware Trust Company, as Delaware Trustee and the individual Administrative Trustees.

The terms of the Trust Preferred Securities include those stated in the Trust Agreement and those made part of the Trust Agreement by the Trust Indenture Act. This summary of certain terms and provisions of the Trust Preferred Securities and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. Wherever particular defined terms of the Trust Agreement (as amended or supplemented from time to time) are referred to herein, such defined terms are incorporated herein.

DESCRIPTION OF TRUST PREFERRED SECURITIES

General

Pursuant to the terms of the Trust Agreement, the Administrative Trustees on behalf of Air T Funding will issue the Trust Preferred Securities and the Common Securities related thereto (collectively, the “Trust Securities”). The Trust Preferred Securities will represent preferred undivided beneficial interests in the assets of Air T Funding and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities of Air T Funding (which are and will be held by the Company), as well as other benefits as described in the Trust Agreement.

The Trust Preferred Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities of Air T Funding except as described under “Subordination of Common Securities of Air T Funding Held by the Company” below.

Legal title to the Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Trust Securities. The Guarantee executed by the Company for the benefit of the holders of the Trust Preferred Securities (the “Guarantee”) is a guarantee on a subordinated basis and is not a guarantee of payment of distributions or amounts payable on redemption of the Trust Preferred Securities or on liquidation of the Trust Preferred Securities if Air T Funding does not have funds on hand available to make such payments. See “Description of Guarantee.”

Distributions

Payment of Distributions

Distributions on the Trust Preferred Securities are payable at the annual rate of 8% of the stated Liquidation Amount of $25.00, payable quarterly in arrears on the 15th day of February, May, August, and November in each year, to the holders of the Trust Preferred Securities on the relevant record dates (each date on which distributions are payable in accordance with the foregoing, a “Distribution Date”). The amount of each distribution due with respect to the Trust Preferred Securities includes amounts accrued through the date the distribution payment is due. Distributions on the Trust Preferred Securities are payable to the holders thereof as they appear on the register of Air T Funding on the relevant record date which, for so long as the Trust Preferred Securities remain in book-entry form, will be one Business Day (as defined below) prior to the relevant Distribution Date and, in the event the Trust Preferred Securities are not in book-entry form, will be the 1st day of the month in which the relevant Distribution Date occurs. Distributions will accumulate from the date of original issuance. Additionally, from time to time the Board may in its sole discretion may declare distributions in addition to the distributions equal to the 8.0% per annum Liquidation Amount of the Trust Securities.

The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which distributions are payable on the Trust Preferred Securities is not a Business Day, payment of the distribution payable on such date will be made on the next Business Day (and without any interest or other payment in respect to any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. As used in this Prospectus, a “Business Day” shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in the State of Minnesota are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Indenture Trustee is closed for business.

The funds of Air T Funding available for distribution to holders of its Trust Preferred Securities will be limited to payments by the Company under the Junior Subordinated Debentures in which Air T Funding will invest the proceeds from the issuance and sale or issuance of its Trust Preferred Securities. See “Description of Junior Subordinated Debentures.” If the Company does not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not have funds available to pay distributions on the Trust Preferred Securities. The payment of distributions (if and to the extent Air T Funding has funds legally available for the payment of such distributions and cash sufficient to make such payments) is guaranteed by the Company. See “Description of Guarantee.”

Extension Period

So long as no Debenture Event of Default has occurred and is continuing, at any time on or after, June 7, 2024, the Company has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each such period (each, an “Extension Period”), provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any such election, quarterly distributions on the Trust Preferred Securities will be deferred by Air T Funding during any such Extension Period. Distributions to which holders of Trust Preferred Securities are entitled will accumulate additional amounts thereon at the rate per annum of 8% thereof, compounded quarterly from the relevant Distribution Date, to the extent permitted under applicable law. The term “Distributions” as used herein shall include any such additional accumulated amounts. During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company’s capital stock

(which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee and (d) purchases of common stock for issuance under any of the Company’s benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 20 consecutive quarters or extend beyond the Stated Maturity. Upon the termination of any such Extension Period and the payment of all amounts then due, and subject to the foregoing limitations, the Company may elect to begin a new Extension Period. Subject to the foregoing, there is no limitation on the number of times that the Company may elect to begin an Extension Period.

The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures.

Redemption

Mandatory Redemption

The Trust Securities are subject to mandatory redemption at any time on or after June 7, 2024. Upon the repayment or redemption at any time, in whole or in part, of any Junior Subordinated Debentures, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days’ notice of a date of redemption (the “Redemption Date”), at the Redemption Price (as defined below). See “Description of Junior Subordinated Debentures -- Redemption.” If less than all of the Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption of the Trust Securities pro rata.

Optional Redemption

The Company will have the right to redeem the Junior Subordinated Debentures (i) on or after June 7, 2024, in whole at any time or in part from time to time at a redemption price equal to the accrued and unpaid interest on the Junior Subordinated Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof, or (ii) at any time, in whole (but not in part), upon the occurrence of a Tax Event, an Investment Company Event or a Capital Treatment Event at a redemption price equal to the accrued and unpaid interest on the Junior Subordinated Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof. See “Description of Junior Subordinated Debentures --Redemption.”

Tax Event Redemption, Investment Company Event Redemption, Capital Treatment Event Redemption or Distribution of Junior Subordinated Debentures

If a Tax Event, an Investment Company Event or a Capital Treatment Event shall occur and be continuing, the Company has the right to redeem the Junior Subordinated Debentures in whole (but not in part) and thereby cause a mandatory redemption of the Trust Securities in whole (but not in part) at the Redemption Price (as defined below) within 90 days following the occurrence of such Tax Event, Investment Company Event or Capital Treatment Event. In the event a Tax Event, an Investment Company Event or Capital Treatment Event has occurred and is continuing and the Company does not elect to redeem the Junior Subordinated Debentures and thereby cause a mandatory redemption of the Trust Securities or to liquidate Air T Funding and cause the Junior Subordinated Debentures to be distributed to holders of the Trust Securities in liquidation of Air T Funding as described below, such Trust Securities will remain outstanding and Additional Sums (as defined below) may be payable on the Junior Subordinated Debentures.

Definitions

“Additional Sums” means the additional amounts as may be necessary to be paid by the Company with respect to the Junior Subordinated Debentures in order that the amount of Distributions then due and payable by Air T Funding on the outstanding Trust Securities of Air T Funding shall not be reduced as a result of any additional taxes, duties and other governmental charges to which Air T Funding has become subject.

“Like Amount” means (i) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Junior Subordinated

Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Trust Preferred Securities based upon the relative Liquidation Amounts of such classes and the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (ii) with respect to a distribution of Junior Subordinated Debentures to holders of Trust Securities in connection with a dissolution or liquidation of Air T Funding, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

“Liquidation Amount” means the stated amount of $25.00 per Trust Security.

“Redemption Price” means, with respect to any Trust Security, the Liquidation Amount of such Trust Security, plus accumulated and unpaid distributions to the Redemption Date, allocated on a pro rata basis (based on Liquidation Amounts) among the Trust Securities.

Distribution of Junior Subordinated Debentures

The Company will have the right at any time to liquidate Air T Funding and, after satisfaction of the liabilities of creditors of Air T Funding as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of Trust Securities in liquidation of Air T Funding. After the liquidation date fixed for any distribution of Junior Subordinated Debentures for Trust Preferred Securities (i) such Trust Preferred Securities will no longer be deemed to be outstanding, (ii) the Depositary or its nominee, as the record holder of the Trust Preferred Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Trust Preferred Securities not held by the Depositary or its nominee will be deemed to represent the Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Trust Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on the Trust Preferred Securities until such certificates are presented to the Administrative Trustees or their agent for transfer or reissuance.

There can be no assurance as to the market prices for the Trust Preferred Securities or the Junior Subordinated Debentures that may be distributed in exchange for the Trust Preferred Securities if a dissolution and liquidation of Air T Funding were to occur. Accordingly, the Trust Preferred Securities that an investor may acquire or purchase, or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of Air T Funding, may trade at a discount to the price that the investor paid to acquire the Trust Preferred Securities offered hereby.

Redemption Procedures

Trust Preferred Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Junior Subordinated Debentures. Redemptions of the Trust Preferred Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that Air T Funding has funds on hand available for the payment of such Redemption Price. See “-- Subordination of Common Securities of Air T Funding Held by the Company” and “-- Guarantee.”

If Air T Funding gives a notice of redemption in respect of the Trust Preferred Securities, then, by 12:00 noon, Minneapolis time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit with the Depositary funds sufficient to pay the aggregate Redemption Price and will give the Depositary irrevocable instructions and authority to pay the Redemption Price to the holders of such Trust Preferred Securities. See “Book-Entry Issuance.” If such Trust Preferred Securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will deposit with the paying agent for such Trust Preferred Securities funds sufficient to pay the aggregate Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Trust Preferred Securities. Notwithstanding the foregoing, distributions payable on or prior to the Redemption Date shall be payable to the holders of such Trust Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Trust Preferred Securities will cease, except the right of the holders of the Trust Preferred Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and such Trust Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of such Trust Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Trust Preferred Securities called for redemption is improperly withheld or refused and not paid either by Air T Funding or by the Company pursuant to the Guarantee, distributions on such Trust Preferred Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by Air T Funding for such Trust Preferred

Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price. See “Description of Guarantee.” Subject to applicable law (including, without limitation, United States federal securities law), the Company may at any time and from time to time purchase outstanding Trust Preferred Securities by tender, in the open market or by private agreement. Payment of the Redemption Price on the Trust Preferred Securities and any distribution of Junior Subordinated Debentures to holders of Trust Preferred Securities shall be made to the applicable recordholders thereof as they appear on the register of such Trust Preferred Securities on the relevant record date, which date shall be one Business Day prior to the relevant Redemption Date or Liquidation Date, as applicable; provided, however, that in the event that any Trust Preferred Securities are not in book-entry form, the relevant record date for such Trust Preferred Securities shall be a date at least 15 days prior to the Redemption Date or Liquidation Date, as applicable. In the case of a liquidation, the record date shall be no more than 45 days before the Liquidation Date.

If less than all of the Trust Securities issued by Air T Funding are to be redeemed on a Redemption Date, then the aggregate Redemption Price for such Trust Securities to be redeemed shall be allocated pro rata to the Trust Preferred Securities and Common Securities based upon the relative Liquidation Amounts of such classes. The particular Trust Preferred Securities to be redeemed shall be selected by the Property Trustee from the outstanding Trust Preferred Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25.00 or an integral multiple thereof) of the Liquidation Amount of Trust Preferred Securities. The Property Trustee shall promptly notify the Trust Securities registrar in writing of the Trust Preferred Securities selected for redemption and, in the case of any Trust Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Trust Preferred Securities shall relate to the portion of the aggregate Liquidation Amount of Trust Preferred Securities which has been or is to be redeemed. Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Trust Securities at such holder’s registered address. Unless Air T Funding defaults in payment of the applicable Redemption Price, on and after the Redemption Date, Distributions will cease to accrue on such Trust Preferred Securities called for redemption.

Subordination of Common Securities of Air T Funding Held by the Company

Payment of distributions on, and the Redemption Price of, the Trust Preferred Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amounts of the Trust Preferred Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Trust Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the applicable Redemption Price the full amount of such Redemption Price on all of the outstanding Trust Preferred Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all distributions on, or Redemption Price of, the Trust Preferred Securities then due and payable.

In the case of any Event of Default under the Trust Agreement resulting from a Debenture Event of Default, the Company as holder of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default until the effect of all such Events of Default have been cured, waived or otherwise eliminated. Until any such Events of Default have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Trust Preferred Securities and not on behalf of the Company as holder of the Common Securities, and only the holders of the Trust Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

Liquidation Distribution Upon Termination

The Company will have the right at any time to terminate Air T Funding and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Preferred Securities. See “Distribution of Junior Subordinated Debentures” above.

In addition, pursuant to the Trust Agreement, Air T Funding shall automatically terminate upon expiration of its term and shall earlier terminate on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company; (ii) delivery by the Company of written direction to the Property Trustee to terminate Air T Funding (which direction is optional and wholly within the discretion of the Company); (iii) redemption of all of the Trust Preferred Securities as described under “Description of the Trust Preferred Securities --Redemption -- Mandatory Redemption;” and (iv) the entry of an order for the dissolution of Air T Funding by a court of competent jurisdiction.

If an early termination occurs as described in clause (i), (ii) or (iv) above, Air T Funding shall be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of Air T Funding as provided by applicable law, to the holders of such Trust Preferred Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of Air T Funding available for distribution to holders, after satisfaction of liabilities to creditors of Air T Funding as provided by applicable law, an amount equal to, in the case of holders of Trust Preferred Securities, the aggregate of the Liquidation Amount of $25.00 per Trust Security plus accrued and unpaid Distributions thereon to the date of payment (such amount being the “Liquidation Distribution”). If such Liquidation Distribution can be paid only in part because Air T Funding has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by Air T Funding on the Trust Preferred Securities shall be paid on a pro rata basis. The holder(s) of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Trust Preferred Securities, except that if a Debenture Event of Default has occurred and is continuing, the Trust Preferred Securities shall have a priority over the Common Securities.

Under current United States federal income tax law and interpretations and assuming, as expected, Air T Funding is treated as a grantor trust, a distribution of the Junior Subordinated Debentures should not be a taxable event to holders of the Trust Preferred Securities. Should there be a change in law, a change in legal interpretation, a Tax Event or other circumstances, however, the distribution could be a taxable event to holders of the Trust Preferred Securities. If the Company elects neither to redeem the Junior Subordinated Debentures prior to maturity nor to liquidate Air T Funding and distribute the Junior Subordinated Debentures to holders of the Trust Preferred Securities, the Trust Preferred Securities will remain outstanding until the repayment of the Junior Subordinated Debentures.

If the Company elects to liquidate Air T Funding and thereby causes the Junior Subordinated Debentures to be distributed to holders of the Trust Preferred Securities in liquidation of Air T Funding, the Company shall continue to have the right to shorten the maturity of such Junior Subordinated Debentures, subject to certain conditions. See “Description of Junior Subordinated Debentures -- General.”

Events of Default; Notice

Any one of the following events that has occurred and is continuing constitutes an “Event of Default” under the Trust Agreement (an “Event of Default”) with respect to the Trust Preferred Securities (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body): (i) the occurrence of a Debenture Event of Default under the Indenture (see “Description of Junior Subordinated Debentures -- Debenture Events of Default”); or (ii) default by the Property Trustee in the payment of any distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or (iii) default by the Property Trustee in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Trustees in the Trust Agreement (other than a default or breach in the performance of a covenant or warranty which is addressed in clause (ii) or (iii) above), and continuation of such default or breach, for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Trustee or Trustees by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Trust Preferred Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Trust Agreement; or (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Company to appoint a successor Property Trustee within 60 days thereof.

Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Trust Preferred Securities, the Administrative Trustees and the Company, unless such Event of Default shall have been cured or waived. The Company and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement. If a Debenture Event of Default has occurred and is continuing, the Trust Preferred Securities shall have a preference over the Common Securities upon termination of Air T Funding as described above. See “-- Liquidation Distribution Upon Termination.” Upon a Debenture Event of Default, unless the principal of all the Junior Subordinated Debentures has already become due and payable, either the Property Trustee or the holders of not less than 25% in aggregate principal amount of the Junior Subordinated Debentures then outstanding may declare all of the Junior Subordinated Debentures to be due and payable immediately by giving notice in writing to the Company (and to the Property Trustee, if notice is given by holders of the Junior Subordinated Debentures). If the Property Trustee or the holders of the Junior Subordinated Debentures fail to declare the principal of all of the Junior Subordinated Debentures due and payable upon a Debenture Event of Default, the holders of at least 25% in Liquidation Amount of the Trust Preferred Securities then outstanding shall have the right to declare the Junior Subordinated Debentures immediately due and payable. In either event, payment of principal and interest on the

Junior Subordinated Debentures shall remain subordinated to the extent provided in the Indenture. In addition, holders of the Trust Preferred Securities have the right in certain circumstances to bring a Direct Action (as hereinafter defined). See “Description of Junior Subordinated Debentures -- Enforcement of Certain Rights by Holders of Trust Preferred Securities.”

Removal of Trustees

Unless a Debenture Event of Default shall have occurred and be continuing, any Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Trust Preferred Securities. In no event will the holders of the Trust Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Company as the holder of the Common Securities. No resignation or removal of a Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

Co-Trustees and Separate Property Trustee

Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of Trust Property may at the time be located, the Company, as the holder of the Common Securities, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

Merger or Consolidation of Trustees

Any Person (as defined in the Trust Agreement) into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under the Trust Agreement, provided such corporation shall be otherwise qualified and eligible.

Mergers, Consolidation, Amalgamations or Replacements of Air T Fund

Air T Funding may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below. Air T Funding may, at the request of the Company, with the consent of the Administrative Trustees and without the consent of the holders of the Trust Preferred Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of Air T Funding with respect to the Trust Preferred Securities or (b) substitutes for the Trust Preferred Securities other securities having substantially the same terms as the Trust Preferred Securities (the “Successor Securities”) so long as the Successor Securities rank the same as the Trust Preferred Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Junior Subordinated Debentures, (iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause adversely affect the rights, preferences and privileges of the holders of the Trust Preferred Securities (including any Successor Securities) in any material respect, (iv) such successor entity has a purpose identical to that of Air T Funding, (v) the Successor Securities will be listed or traded on any national securities exchange or other organization on which the Trust Preferred Securities may then be listed, (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to Air T Funding experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither Air T Funding nor such successor entity will be required to register as an investment company under the Investment Company Act and (vii) the Company or any permitted successor or designee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, Air T

Funding shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause Air T Funding or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Voting Rights, Amendment of the Trust Agreement

Except as provided below and under “Description of Guarantee – Amendments and Assignment” and as otherwise required by law and the Trust Agreement, the holders of the Trust Preferred Securities will have no voting rights.

The Trust Agreement may be amended from time to time by the Company, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities, (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that Air T Funding will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that Air T Funding will not be required to register as an “investment company” under the Investment Company Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any holder of Trust Securities, and any amendments of the Trust Agreement shall become effective when notice thereof is given to the holders of the Trust Securities. The Trust Agreement may be amended by the Trustees and the Company with (i) the consent of holders representing not less than a majority of the aggregate Liquidation Amount of the outstanding Trust Securities, and (ii) receipt by the Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not affect Air T Funding’s status as a grantor trust for United States federal income tax purposes or Air T Funding’s exemption from status as an “investment company” under the Investment Company Act, provided that without the consent of each holder of Trust Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any distribution on the Trust Securities or otherwise adversely affect the amount of any distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

So long as any Junior Subordinated Debentures are held by the Property Trustee, the Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to the Junior Subordinated Debentures, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding the Trust Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the Trust Preferred Securities. The Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Trust Preferred Securities except by subsequent vote of the holders of the Trust Preferred Securities. The Property Trustee shall notify each holder of the Trust Preferred Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders of the Trust Preferred Securities, prior to taking any of the foregoing actions, the Trustees shall obtain an opinion of counsel experienced in such matters to the effect that Air T Funding will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

Any required approval of holders of the Trust Preferred Securities may be given at a meeting of holders of Trust Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of the Trust Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of the Trust Preferred Securities in the manner set forth in the Trust Agreement. No vote or consent of the holders of the Trust Preferred Securities will be required for Air T Funding to redeem and cancel the Trust Preferred Securities in accordance with the Trust Agreement.

Global Trust Preferred Securities

The Trust Preferred Securities will be represented by one or more global certificates registered in the name of the Depositary or its nominee (“Global Trust Preferred Security”). Beneficial interests in the Trust Preferred

Securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in the Depositary. Except as described below, Trust Preferred Securities in certificated or book-entry form will not be issued in exchange for the global certificates. See “Book-Entry Issuance.”

A global security shall be exchangeable for Trust Preferred Securities registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed, or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when the Depositary is required to be so registered to act as such depositary, (ii) the Company in its sole discretion determines that such global security shall be so exchangeable, or (iii) there shall have occurred and be continuing an Event of Default under the Indenture. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary with respect to ownership of beneficial interests in such global security. In the event that Trust Preferred Securities are issued in definitive form, such Trust Preferred Securities will be in denominations of $25.00 and integral multiples thereof and may be transferred or exchanged at the offices described below.

Unless and until it is exchanged in whole or in part for the individual Trust Preferred Securities represented thereby, a Global Trust Preferred Securities may not be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

Payments on Trust Preferred Securities represented by a global security will be made to the Depositary, as the depositary for the Trust Preferred Securities. In the event the Trust Preferred Securities are issued in definitive form, Distributions will be payable, the transfer of the Trust Preferred Securities will be registrable, and Trust Preferred Securities will be exchangeable for Trust Preferred Securities of other denominations of a like aggregate Liquidation Amount, at the corporate office of the Property Trustee, or at the offices of any paying agent or transfer agent appointed by the Administrative Trustees, provided that payment of any Distribution may be made at the option of the Administrative Trustees by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Trust Preferred Securities are issued in certificated or book-entry form, the record dates for payment of Distributions will be the 1st day of the month in which the relevant Distribution Date occurs. For a description of the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see “Book-Entry Issuance.”

Upon the issuance of a Global Trust Preferred Security, and the deposit of such Global Trust Preferred Security with or on behalf of the Depositary, the Depositary for such Global Trust Preferred Security or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate Liquidation Amounts of the individual Trust Preferred Securities represented by such Global Trust Preferred Securities to the accounts of Participants. Such accounts shall be designated by the dealers, underwriters or agents with respect to such Trust Preferred Securities. Ownership of beneficial interests in a Global Trust Preferred Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Trust Preferred Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Trust Preferred Security.

So long as the Depositary for a Global Trust Preferred Security, or its nominee, is the registered owners of such Global Trust Preferred Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Trust Preferred Securities represented by such Global Trust Preferred Security for all purposes under the Trust Agreement governing such Trust Preferred Securities. Except as provided below, owners of beneficial interests in a Global Trust Preferred Security will not be entitled to have any of the individual Trust Preferred Securities represented by such Global Trust Preferred Security registered in their names, will not receive or be entitled to receive physical delivery of any such Trust Preferred Securities in definitive form and will not be considered the owners or holders thereof under the Trust Agreement.

None of the Company, the Property Trustee, any Paying Agent, or the Securities Registrar (defined below) for such Trust Preferred Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Trust Preferred Security representing such Trust Preferred Securities or for maintaining supervising or reviewing any records relating to such beneficial ownership interests.

The Company expects that the Depositary for Trust Preferred Securities or its nominee, upon receipt of any payment of the Liquidation Amount or Distributions in respect of a permanent Global Trust Preferred Security immediately will credit Participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate Liquidation Amount of such Global Trust Preferred Security as shown on the records of such Depositary or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such Global Trust Preferred Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such Participants.

If the Depositary for the Trust Preferred Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days, Air T Funding will issue individual Trust Preferred Securities in exchange for the Global Trust Preferred Security. In addition, Air T Funding may at any time and in its sole discretion, subject to any limitations described herein relating to such Trust Preferred Securities, determine not to have any Trust Preferred Securities represented by one or more Global Trust Preferred Securities and, in such event, will issue individual Trust Preferred Securities in exchange for the Global Trust Preferred Security or Securities representing the Trust Preferred Securities. Further, if Air T Funding so specifies with respect to the Trust Preferred Securities, an owner of a beneficial interest in a Global Trust Preferred Security representing Trust Preferred Securities may, on terms acceptable to the Company, the Property Trustee and the Depositary for such Global Trust Preferred Security, receive individual Trust Preferred Securities in exchange for such beneficial interests, subject to any limitations described herein. In any such instance, an owner of a beneficial interest in a Global Trust Preferred Security will be entitled to physical delivery of individual Trust Preferred Securities represented by such Global Trust Preferred Security equal in Liquidation Amount to such beneficial interest and to have such Trust Preferred Securities registered in its name. Individual Trust Preferred Securities so issued will be issued in denominations, unless otherwise specified by Air T Funding, of $25.00 and integral multiples thereof.

Payment and Paying Agency

Payments in respect of the Trust Preferred Securities shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or, if any of the Trust Preferred Securities are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. The paying agent (the “Paying Agent”) shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days’ written notice to the Property Trustee and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Company) to act as Paying Agent.

Registrar and Transfer Agent

The Property Trustee will act as registrar and transfer agent for the Trust Preferred Securities. Registration of transfers of the Trust Preferred Securities will be effected without charge by or on behalf of Air T Funding, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. Air T Funding will not be required to register or cause to be registered the transfer of the Trust Preferred Securities after such Trust Preferred Securities have been called for redemption.

Information Concerning the Property Trustee

The Properly Trustee, other than upon the occurrence and during the continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Trust Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of the Trust Preferred Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Company and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

The Administrative Trustees are authorized and directed to conduct the affairs of and to operate Air T Funding in such a way that Air T Funding will not be deemed to be an “investment company” required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United

States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Company and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of Air T Funding or the Trust Agreement, that the Company and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related Trust Preferred Securities. Holders of the Trust Preferred Securities have no preemptive or similar rights.

Air T Funding may not borrow money or issue debt or mortgage or pledge any of its assets.

DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

The Junior Subordinated Debentures will be issued under the Indenture. The following summary of the terms and provisions of the Junior Subordinated Debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act. The Indenture is qualified under the Trust Indenture Act. Whenever particular defined terms of the Indenture are referred to herein, such defined terms are incorporated herein or therein by reference.

Concurrently with the issuance of the Trust Preferred Securities, Air T Funding will invest the proceeds thereof or consideration received, together with the consideration paid by the Company for the Common Securities, in Junior Subordinated Debentures issued by the Company. The Junior Subordinated Debentures will be issued as unsecured debt under the Indenture.

General

The Junior Subordinated Debentures will bear interest at the annual rate of 8% of the principal amount thereof, payable quarterly in arrears on the 15th day of February, May, August and November of each year (each, an “Interest Payment Date”), to the person in whose name each Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. Notwithstanding the above, in the event that either the (i) Junior Subordinated Debentures are held by the Property Trustee and the Trust Preferred Securities are no longer in book-entry only form or (ii) the Junior Subordinated Debentures are not represented by a Global Subordinated Debenture (as defined herein), the record date for such payment shall be the 1st day of the month in which such payment is made. The amount of each interest payment due with respect to the Junior Subordinated Debentures will include amounts accrued through the date the interest payment is due. It is anticipated that, until the liquidation, if any, of Air T Funding, each Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Preferred Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 8% thereof, compounded quarterly. The term “interest” as used herein shall include quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

The Junior Subordinated Debentures will mature on June 7, 2049 (such date, as it may be shortened as hereinafter described, the “Stated Maturity”). Such date may be shortened once at any time by the Company to any date not earlier than June 7, 2024. In the event that the Company elects to shorten the Stated Maturity of the Junior Subordinated Debentures, it shall give notice to the Indenture Trustee, and the Indenture Trustee shall give notice of such shortening or extension to the holders of the Junior Subordinated Debentures no less than 90 days prior to the effectiveness thereof.

The Junior Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior and Subordinated Debt of the Company. Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiaries upon any such subsidiaries’ liquidation or reorganization or otherwise (and thus the ability of holders of the Trust Preferred Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Company’s subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of the Company for payments on the Junior Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior and Subordinated Debt, whether under the Indenture or any existing or other indenture that the Company may enter into in the future or otherwise. See “Subordination” below.

Option to Extend Interest Payment Period

So long as no Debenture Event of Default has occurred and is continuing, at any time on or after, June 7, 2024, the Company has the right under the Indenture at any time during the term of the Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 20 consecutive quarters (each such period an “Extension Period”), provided that no Extension Period may extend beyond the Stated Maturity. At the end of such Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 8%, compounded quarterly, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures will be required to accrue interest income for United States federal income tax purposes. See “Federal Income Tax Considerations.”

During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company’s capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including other Junior Subordinated Debentures) that rank pari passu with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, and (d) purchases of common stock related to rights under any of the Company’s benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 20 consecutive quarters or extend beyond the Stated Maturity. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Property Trustee, the Administrative Trustees and the Indenture Trustee notice of its election of any Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Trust Preferred Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Administrative Trustees are required to give notice to the holders of the Trust Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Indenture Trustee shall give notice of the Company’s election to begin or extend a new Extension Period the holders of the Trust Preferred Securities. There is no limitation on the number of times that the Company may elect to begin an Extension Period.

Additional Sums

If Air T Funding is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Company will pay as additional amounts on the Junior Subordinated Debentures such amounts (“Additional Sums”) as shall be required so that the Distributions payable by Air T Funding shall not be reduced as a result of any such additional taxes, duties or other governmental charges.

Redemption

The Junior Subordinated Debentures are redeemable prior to maturity at the option of the Company (i) at any time on or after June 7, 2024, in whole at any time or in part from time to time, or (ii) at any time in whole (but not in part), upon the occurrence and during the continuance of a Tax Event, an Investment Company Event or a Capital Treatment Event, in each case at a redemption price equal to the accrued and unpaid interest on the Junior Subordinated Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debentures to be redeemed at such holder’s registered address. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on such Junior Subordinated Debentures or portions thereof called for redemption.

The Junior Subordinated Debentures will not be subject to any sinking fund.

Distribution Upon Liquidation

As described under “Description of the Trust Preferred Securities – Liquidation Distribution Upon Termination,” under certain circumstances involving the termination of Air T Funding, the Junior Subordinated Debentures may be distributed to the holders of the Trust Preferred Securities in liquidation of Air T Funding after satisfaction of liabilities to creditors of Air T Funding as provided by applicable law. If distributed to holders of the Trust Preferred Securities in liquidation, the Junior Subordinated Debentures will initially be issued in the form of one or more global securities and the Depositary, or any successor depositary for the Trust Preferred Securities, will act as depositary for the Junior Subordinated Debentures. It is anticipated that the depositary arrangements for the Junior Subordinated Debentures would be substantially identical to those in effect for the Trust Preferred Securities. If the Junior Subordinated Debentures are distributed to the holders of Trust Preferred Securities upon the liquidation of Air T Funding, there can be no assurance as to the market price of any Junior Subordinated Debentures that may be distributed to the holders of Trust Preferred Securities.

Restrictions on Certain Payments

If at any time (i) there shall have occurred any event of which the Company has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute a Debenture Event of Default and (b) in respect of which the Company shall not have taken reasonable steps to cure, or (ii) the Company shall have given notice of its election of an Extension Period as provided in the Indenture with respect to the Junior Subordinated Debentures and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing, or (iii) while the Junior Subordinated Debentures are held by Air T Funding, the Company shall be in default with respect to its payment of any obligation under the Guarantee, then the Company will not (1) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company’s capital stock or (2) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including other Junior Subordinated Debt) that rank pari passu with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in Common Stock, (b) any declaration of a dividend in connection with the implementation of a stockholders’ rights plan, or the issuance of stock under any such plan in the future or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee and (d) purchases of Common Stock related to rights under any of the Company’s benefit plans for its directors, officers or employees).

Subordination

In the Indenture, the Company has covenanted and agreed that any Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior and Subordinated Debt to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, the holders of Senior and Subordinated Debt will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior and Subordinated Debt before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the principal of or interest, if any, on the Junior Subordinated Debentures.

In the event of the acceleration of the maturity of any Junior Subordinated Debentures, the holders of all Senior and Subordinated Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the principal of or interest, if any, on the Junior Subordinated Debentures; provided, however, that holders of Subordinated Debt shall not be entitled to receive payment of any such amounts to the extent that such Subordinated Debt is by its terms subordinated to trade creditors.

No payments on account of principal or interest, if any, in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior and Subordinated Debt or an event of default with respect to any Senior and Subordinated Debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

“Debt” means with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent: (i) every obligation of such person for money borrowed; (ii) every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such person; (iv) every obligation of such person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such person; and (vi) every obligation of the type referred to in clauses (i) through (v) of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

“Senior and Subordinated Debt” means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Junior Subordinated Debentures or to other Debt which is pari passu with, or subordinated to, the Junior Subordinated Debentures; provided, however, that Senior Debt shall not be deemed to include (i) any Debt of the Company which when incurred and without respect to any election under section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company, (ii) any Debt of the Company to any of its subsidiaries, (iii) any Debt to any employee of the Company, (iv) any Debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such Debt by the holders of the Junior Subordinated Debentures as a result of the subordination provisions of the Indenture would be greater than they otherwise would have been as a result of any obligation of such holders to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such Debt is subject, (v) the Guarantee, and (vi) any other debt securities issued pursuant to the Indenture.

The Indenture places no limitation on the amount of additional Senior and Subordinated Debt that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior and Subordinated Debt.

Denominations, Registration and Transfer

The Junior Subordinated Debentures will be represented by global certificates registered in the name of the Depositary or its nominee (“Global Subordinated Debenture”). Beneficial interests in the Junior Subordinated Debentures will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary. Except as described below, Junior Subordinated Debentures in certificated or book-entry form will not be issued in exchange for the global certificates. See “Book-Entry Issuance.” Unless and until a Global Subordinated Debenture is exchanged in whole or in part for the individual Junior Subordinated Debentures represented thereby, it may not be transferred except as a whole by the Depositary for such Global Subordinated Debenture to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

A global security shall be exchangeable for Junior Subordinated Debentures registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed, or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when the Depositary is required to be so registered to act as such depositary, (ii) the Company in its sole discretion determines that such global security shall be so exchangeable or (iii) there shall have occurred and be continuing an Event of Default under the Indenture with respect to such global security. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary from its Participants with respect to ownership of beneficial interests in such global security. In the event that Junior Subordinated Debentures are issued in definitive form, such Junior Subordinated Debentures will be in denominations of $25.00 and integral multiples thereof and may be transferred or exchanged at the offices described below.

Payments on Junior Subordinated Debentures represented by a global security will be made to the Depositary, as the depositary for the Junior Subordinated Debentures. In the event Junior Subordinated Debentures are issued in definitive form, principal and interest will be payable, the transfer of the Junior Subordinated Debentures will be registrable, and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate office of the Indenture Trustee, or at the offices of any paying agent or transfer agent appointed by the Company, provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Junior Subordinated Debentures are issued in certificated or book entry form, the record dates for payment of interest will be the 1st day of the month in which such payment is to be made. For a description of the Depositary and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see “Book-Entry Issuance.”

The Company has appointed the Indenture Trustee as securities registrar under the Indenture (the “Securities Registrar”). Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the Securities Registrar. The Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that the Company maintains a transfer agent in the place of payment. The Company may at any time designate additional transfer agents with respect to the Junior Subordinated Debentures.

In the event of any redemption, neither the Company nor the Indenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of Junior Subordinated Debentures and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

Global Junior Subordinated Debentures

Upon the issuance of the Global Subordinated Debenture, and the deposit of such Global Subordinated Debenture with or on behalf of the Depositary, the Depositary for such Global Subordinated Debenture or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Junior Subordinated Debentures represented by such Global Subordinated Debenture to the accounts of persons that have accounts with such Depositary (“Participants”). Ownership of beneficial interests in a Global Subordinated Debenture will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Subordinated Debenture will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Subordinated Debenture.

So long as the Depositary for a Global Subordinated Debenture, or its nominee, is the registered owner of such Global Subordinated Debenture, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Junior Subordinated Debentures represented by such Global Subordinated Debenture for all purposes under the Indenture governing such Junior Subordinated Debentures. Except as provided below, owners of beneficial interests in a Global Subordinated Debenture will not be entitled to have any of the individual Junior Subordinated Debentures represented by such Global Subordinated Debenture registered in their names, will not receive or be entitled to receive physical delivery of any such Junior Subordinated Debentures in definitive form and will not be considered the owners or holders thereof under the Indenture.

Payments of principal of and interest on individual Junior Subordinated Debentures represented by a Global Subordinated Debenture registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Subordinated Debenture representing such Junior Subordinated Debentures. None of the Company, the Indenture Trustee, any Paying Agent, or the Securities Registrar for such Junior Subordinated Debentures will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Subordinated Debenture representing such Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Company expects that the Depositary or its nominee, upon receipt of any payment of principal or interest in respect of a permanent Global Subordinated Debenture representing the Junior Subordinated Debentures, immediately will credit Participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the Global Subordinated Debenture as shown on the records of such Depositary or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such Global Subordinated Debenture held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such Participants.

If the Depositary is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Junior Subordinated Debentures in exchange for the Global Subordinated Debenture. In addition, the Company may at any time and in its sole discretion, determine not to have the Junior Subordinated Debentures represented by one or more Global Junior Subordinated Debentures and, in such event, will issue individual Junior Subordinated Debentures in exchange for the Global Subordinated Debenture. Further, if the Company so specifies with respect to the Junior Subordinated Debentures, an owner of a beneficial interest in a Global Subordinated Debenture representing Junior Subordinated

Debentures may, on terms acceptable to the Company, the Indenture Trustee and the Depositary for such Global Subordinated Debenture, receive individual Junior Subordinated Debentures in exchange for such beneficial interests. In any such instance, an owner of a beneficial interest in a Global Subordinated Debenture will be entitled to physical delivery of individual Junior Subordinated Debentures equal in principal amount to such beneficial interest and to have such Junior Subordinated Debentures registered in its name. Individual Junior Subordinated Debentures so issued will be issued in denominations, unless otherwise specified by the Company, of $25.00 and integral multiples thereof.

Payment and Paying Agents

Payment of principal of and any interest on the Junior Subordinated Debentures will be made at the office of the Indenture Trustee, except that at the option of the Company payment of any interest may be made (i) except in the case of Global Junior Subordinated Debentures, by check mailed to the address of the person entitled thereto as such address shall appear in the securities register or (ii) by transfer to an account maintained by the person entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the regular record date. Payment of any interest on Junior Subordinated Debentures will be made to the person in whose name such Junior Subordinated Debenture is registered at the close of business on the regular record date for such interest. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however the Company will at all times be required to maintain a Paying Agent in each place of payment for the Junior Subordinated Debentures.

Any moneys deposited with the Indenture Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal of or interest on the Junior Subordinated Debentures and remaining unclaimed for two years after such principal or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

Modification of Indenture

From time to time the Company and the Indenture Trustee may, without the consent of the holders of the Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interests of the holders of the Junior Subordinated Debentures or the Trust Preferred Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Company and the Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of the Junior Subordinated Debentures; provided, that no such modification may, without the consent of the holder of each outstanding Subordinated Debenture, (i) change the Stated Maturity of the Junior Subordinated Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures, the holders of which are required to consent to any such modification of the Indenture, provided that so long as any of the Trust Preferred Securities remain outstanding, no such modification may be made that adversely affects the holders of such Trust Preferred Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of the Trust Preferred Securities unless and until the principal of the Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.

Debenture Events of Default

The Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures that has occurred and is continuing constitutes a “Debenture Event of Default” with respect to the Junior Subordinated Debentures: (i) failure for 30 days to pay any interest on the Junior Subordinated Debentures, when due (subject to the deferral of any due date in the case of an Extension Period); or (ii) failure to pay any principal on the Junior Subordinated Debentures when due whether at maturity, upon redemption by declaration or otherwise; or (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Company from the Indenture Trustee or to the Company and the Indenture Trustee by the holders of at least 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures; or (iv) certain events in bankruptcy, insolvency or reorganization of the Company.

The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee. The Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee. Should the holders of the Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Trust Preferred Securities shall have such right.

In case a Debenture Event of Default shall occur and be continuing as to the Junior Subordinated Debentures, the Property Trustee will have the right to declare the principal of and the interest on such Junior Subordinated Debentures, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Junior Subordinated Debentures.

The Company is required to file annually with the Indenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Indenture.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable, a holder of Trust Preferred Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on such Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Trust Preferred Securities of such holder (“Direct Action”). If the right to bring a Direct Action is removed, Air T Funding may become subject to the reporting obligations under the Exchange Act. The Company shall have the right under the Indenture to set-off any payment made to such holder of Trust Preferred Securities by the Company in connection with a Direct Action.

The holders of the Trust Preferred Securities would not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Junior Subordinated Debentures unless there shall have been an Event of Default under the Trust Agreement. See “Description of Trust Preferred Securities -- Events of Default; Notice.”

Consolidation, Merger, Sale of Assets and Other Transactions

The Indenture provides that the Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless (i) in case the Company consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Company’s obligations on the Junior Subordinated Debentures issued under the Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed in the Indenture are met.

The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Junior Subordinated Debentures.

Satisfaction and Discharge

The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Indenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and the Company deposits or causes to be deposited with the Indenture Trustee trust funds, in trust, for the purpose and in an amount in the currency or currencies in which the Junior Subordinated Debentures are payable sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Indenture Trustee for cancellation, for the principal and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to the Company’s obligations to pay all other sums due pursuant to the Indenture and to provide the officers’ certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Indenture.

Governing Law

The Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of Minnesota. The immunities and the standard of care of the Trustee shall be governed by Delaware law.

Information Concerning the Indenture Trustee

The Indenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Covenants of the Company

The Company has covenanted in the Indenture, as to the Junior Subordinated Debentures, that if and so long as (i) Air T Funding is the holder of all such Junior Subordinated Debentures, (ii) a Tax Event in respect of Air T Funding has occurred and is continuing and (iii) the Company has elected, and has not revoked such election, to pay Additional Sums (as defined under “Description of the Trust Preferred Securities -- Redemption”) in respect of the Trust Preferred Securities, the Company will pay to Air T Funding such Additional Sums. The Company has also covenanted, as to the Junior Subordinated Debentures, (i) to maintain directly or indirectly 100% ownership of the Common Securities of Air T Funding to which Junior Subordinated Debentures have been issued, provided that certain successors which are permitted pursuant to the Indenture may succeed to the Company’s ownership of the Common Securities, (ii) not to voluntarily terminate, wind up or liquidate Air T Funding, and except (a) in connection with a distribution of Junior Subordinated Debentures to the holders of the Trust Preferred Securities in liquidation of Air T Funding or (b) in connection with certain mergers, consolidations, or amalgamations permitted by the Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause Air T Funding to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

Book-Entry Issuance

The Depositary is the Depository Trust Company for the Trust Preferred Securities and the Junior Subordinated Debentures. The Trust Preferred Securities and the Junior Subordinated Debentures will be issued only as fully-registered securities registered in the name of Cede & Co. (the Depositary’s nominee). One or more fully-registered global certificates will be issued for the Trust Preferred Securities and the Junior Subordinated Debentures and will be deposited with the Depositary.

The Depositary is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities that its Participants deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

“Direct Participants” include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The Depositary is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Depositary system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly (“Indirect Participants”). The rules applicable to the Depositary and its Participants are on file with the Commission.

Acquisitions of Trust Preferred Securities or Junior Subordinated Debentures within the Depositary system must be made by or through Direct Participants, which will receive a credit for the Trust Preferred Securities or Junior Subordinated Debentures on the Depositary’s records. The ownership interest of each actual purchaser of each Trust Preferred Securities and each Subordinated Debenture (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from the Depositary of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners acquired Trust Preferred Securities or Junior Subordinated Debentures. Transfers of ownership interests in the Trust Preferred Securities or Junior Subordinated Debentures are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Trust Preferred Securities or Junior Subordinated Debentures, except in the event that use of the book-entry system for the or Junior Subordinated Debentures is discontinued.

The Depositary has no knowledge of the actual Beneficial Owners of the Trust Preferred Securities or Junior Subordinated Debentures; the Depositary’s records reflect only the identity of the Direct Participants to whose accounts such Trust Preferred Securities or Junior Subordinated Debentures are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by the Depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to Cede & Co. as the registered holder of the Trust Preferred Securities or Junior Subordinated Debentures. If less than all of the Trust Preferred Securities or the Junior Subordinated Debentures are being redeemed, the Depositary will determine by lot or pro rata the amount of the Trust Preferred Securities of each Direct Participant to be redeemed.

Although voting with respect to the Trust Preferred Securities or the Junior Subordinated Debentures is limited to the holders of record of the Trust Preferred Securities Junior Subordinated Debentures, in those instances in which a vote is required, neither the Depositary nor Cede & Co. will itself consent or vote with respect to Trust Preferred Securities or Junior Subordinated Debentures. Under its usual procedures, the Depositary would mail an omnibus proxy (the “Omnibus Proxy”) to the relevant Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts such Trust Preferred Securities or Junior Subordinated Debentures are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Distribution payments on the Trust Preferred Securities or the Junior Subordinated Debentures will be made by the relevant Trustee to the Depositary. The Depositary’s practice is to credit Direct Participants’ accounts on the relevant payment date in accordance with their respective holdings shown on the Depositary’s records unless the Depositary has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of the Depositary, the relevant Trustee, Air T Funding or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to the Depositary is the responsibility of the relevant Trustee, disbursement of such payments to Direct Participants is the responsibility of the Depositary, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

The Depositary may discontinue providing its services as securities depositary with respect to any of the Trust Preferred Securities or the Junior Subordinated Debentures at any time by giving reasonable notice to the relevant Trustee and the Company. In the event that a successor securities depositary is not obtained, definitive Trust Preferred Securities or Subordinated Debenture certificates representing such Trust Preferred Securities or Junior Subordinated Debentures are required to be printed and delivered. The Company, at its option, may decide to discontinue use of the system of book-entry transfers through the Depositary (or a successor depositary). After a Debenture Event of Default, the holders of a majority in liquidation preference of Trust Preferred Securities or aggregate principal amount of Junior Subordinated Debentures may determine to discontinue the system of book-entry transfers through the Depositary. In any such event, definitive certificates for such Trust Preferred Securities or Junior Subordinated Debentures will be printed and delivered.

The information in this section concerning the Depositary and the Depositary’s book-entry system has been obtained from sources that Air T Funding and the Company believe to be accurate, but Air T Funding and the Company assume no responsibility for the accuracy thereof. Neither Air T Funding nor the Company has any responsibility for the performance by the Depositary or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

DESCRIPTION OF GUARANTEE

The Guarantee will be executed and delivered by the Company concurrently with the issuance of the Trust Preferred Securities for the benefit of the holders of the Trust Preferred Securities. The Guarantee Trustee will act as trustee under the Guarantee for the purposes of compliance with the Trust Indenture Act, and the Guarantee is qualified as an Indenture under the Trust Indenture Act. The following summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. The form of the Guarantee has been included as an exhibit to this Registration Statement of which this Prospectus forms a part. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Trust Preferred Securities.

General

The Guarantee is an irrevocable guarantee on a subordinated basis of Air T Funding’s obligations under the Trust Preferred Securities, but applies only to the extent that Air T Funding has funds sufficient to make such payments, and is not a guarantee of collection. The Company irrevocably agrees to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Trust Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that Air T Funding may have or assert other than the defense of payment. The following payments with respect to the Trust Preferred Securities, to the extent not paid by or on behalf of Air T Funding (the “Guarantee Payments”), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on the Trust Preferred Securities, to the extent that Air T Funding has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Trust Preferred Securities called for redemption to the extent that Air T Funding has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of Air T Funding (unless the Junior Subordinated Debentures are distributed to holders of the Trust Preferred Securities), the lesser of (a) the Liquidation Distribution and (b) the amount of assets of Air T Funding remaining available for distribution to holders of Trust Preferred Securities. The Company’s obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Trust Preferred Securities or by causing Air T Funding to pay such amounts to such holders.

If the Company does not make interest payments on the Junior Subordinated Debentures held by Air T Funding, Air T Funding will not be able to pay distributions on the Trust Preferred Securities and will not have funds legally available therefor. The Guarantee will rank subordinate and junior in right of payment to all Senior and Subordinated Debt of the Company. See “Status of the Guarantee” below. Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Company’s obligations under the Guarantee will be effectively subordinated to all existing and future liabilities of the Company’s subsidiaries, and claimants should look only to the assets of the Company for payments thereunder. Except as otherwise described herein, the Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior and Subordinated Debt whether under the Indenture, any other indenture that the Company may enter into in the future, or otherwise.

The Company has, through the Guarantee, the Trust Agreement, the Junior Subordinated Debentures, the Indenture and the Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed all of Air T Funding’s obligations under the Trust Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of Air T Funding’s obligations under the Trust Preferred Securities. See “Relationship Among the Trust Preferred Securities, the Junior Subordinated Debentures and the Guarantee.”

Status of the Guarantee

The Guarantee constitutes an unsecured obligation of the Company and ranks subordinate and junior in right of payment to all Senior and Subordinated Debt in the same manner as the Junior Subordinated Debentures.

The Guarantee constitutes a guarantee of payment and not of collection. For example, the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity. The Guarantee is held for the benefit of the holders of the Trust Preferred Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by Air T Funding or upon distribution to the holders of the Trust Preferred Securities of the Junior Subordinated Debentures to the holders of the Trust Preferred Securities. The Guarantee does not place a limitation on the amount of additional Senior and Subordinated Debt that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior and Subordinated Debt.

Amendments and Assignment

Except with respect to any changes which do not materially adversely affect the rights of holders of the Trust Preferred Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Trust Preferred Securities. See “Description of the Trust Preferred Securities --Voting Rights; Amendment of Trust Agreement.” All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Trust Preferred Securities then outstanding.

Events of Default

An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate Liquidation Amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

Any holder of the Trust Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against Air T Funding, the Guarantee Trustee or any other person or entity.

The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.

Information Concerning the Guarantee Trustee

The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the Trust Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Termination of the Guarantee

The Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the Trust Preferred Securities, upon full payment of the amounts payable upon liquidation of Air T Funding or upon distribution of Junior Subordinated Debentures to the holders of the Trust Preferred Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Trust Preferred Securities must restore payment of any sums paid under the Trust Preferred Securities or the Guarantee.

Governing Law

The Guarantee will be governed by and construed in accordance with the laws of the State of Delaware (without regard to conflict of laws principles).

THE EXPENSE AGREEMENT

Pursuant to the Agreement as to Expenses and Liabilities entered into by the Company under the Trust Agreement (the “Expense Agreement”), the Company will irrevocably and unconditionally guarantee to each person or entity to whom Air T Funding becomes indebted or liable, the full payment of any costs, expenses or liabilities of Air T Funding, other than obligations of Air T Funding to pay to the holders of the Trust Preferred Securities or other similar interests in Air T Funding of the amounts due such holders pursuant to the terms of the Trust Preferred Securities or such other similar interests, as the case may be.

RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

Full and Unconditional Guarantee

Payments of Distributions and other amounts due on the Trust Preferred Securities (to the extent Air T Funding has funds available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under “Description of Guarantee.” Taken together, the Company’s obligations under the Junior Subordinated Debentures, the Indenture, the Trust Agreement, the Expense Agreement and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the Trust Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of those documents that has the effect of providing a full, irrevocable and unconditional guarantee of Air T Funding’s obligations under the Trust Preferred Securities. If and to the extent that the Company does not make payments on the Junior Subordinated Debentures, Air T Funding will not pay Distributions or other amounts due on the Trust Preferred Securities. The Guarantee does not cover payment of Distributions when Air T Funding does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of the Trust Preferred Securities is to institute a legal proceeding directly against the Company for enforcement of payment of such Distributions to such holder. The obligations of the Company under the Guarantee are subordinate and junior in right of payment to all Senior and Subordinated Debt.

Sufficiency of Payments

As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Trust Preferred Securities, primarily because: (i) the aggregate principal amount of the Junior Subordinated Debentures will be equal to the sum of the aggregate Liquidation Amount of the Trust Preferred Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the distribution rate and distribution and other payment dates for the Trust Preferred Securities; (iii) the Company shall pay for all and any costs, expenses and liabilities of Air T Funding except Air T Funding’s obligations to holders of Trust Preferred Securities; and (iv) the Trust Agreement further provides that Air T Funding will not engage in any activity that is not consistent with the limited purposes of Air T Funding.

Notwithstanding anything to the contrary in the Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

Enforcement Rights of Holders of the Trust Preferred Securities Under the Guarantee

A holder of any the Trust Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, Air T Funding or any other person or entity, A default or event of default under any Senior and Subordinated Debt would not constitute a default or Event of Default. However, in the event of payment defaults under, or acceleration of, Senior and Subordinated Debt, the subordination provisions of the Indenture provide that no payments may be made in respect of the Junior Subordinated Debentures until such Senior and Subordinated Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Junior Subordinated Debentures would constitute an Event of Default.

Limited Purpose of Air T Funding

The Trust Preferred Securities evidence a beneficial interest in Air T Funding, and Air T Funding exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in Junior Subordinated Debentures. A principal difference between the rights of a holder of the Trust Preferred Securities and a holder of a Subordinated Debenture is that a holder of a Subordinated Debenture is entitled to receive from the Company the principal amount of and interest accrued on Junior Subordinated Debentures held, while a holder of the Trust Preferred Securities is entitled to receive Distributions from Air T Funding (or from the Company under the Guarantee) if and to the extent Air T Funding has funds available for the payment of such Distributions.

Rights Upon Termination

Upon any voluntary or involuntary termination, winding-up or liquidation of Air T Funding involving the liquidation of the Junior Subordinated Debentures, the holders of Trust Preferred Securities will be entitled to receive, out of assets held by Air T Funding, the Liquidation Distribution in cash. See “Description of the Trust Preferred Securities -- Liquidation Distribution Upon Termination.” Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior and Subordinated Debt as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of the Company receive payments or distributions. Since the Company is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of Air T Funding (other than Air T Funding’s obligations to the holders of its Trust Preferred Securities), the positions of a holder of the Trust Preferred Securities and a holder of Junior Subordinated Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

COMPARISON OF RIGHTS BETWEEN THE TRUST PREFERRED SECURITIES AND THE COMMON SHARES
The following briefly summarizes the material differences between the rights of holders of our Common Shares and the Trust Preferred Securities to be issued in the Exchange Offer. We urge you to read our certificate of incorporation, as amended, the amended and restated trust agreement of Air T Funding, the Statutory Trust Act of the State of Delaware, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and applicable Delaware law.
Governing Documents
Trust Preferred Securities: The rights of holders of Trust Preferred Securities are set forth in the Declaration of Trust, the Statutory Trust Act of the State of Delaware and the Trust Indenture Act.
Common Shares: The rights of holders of our Common Shares are set forth in our certificate of incorporation, as amended and Delaware law.
Dividends and Distributions
Trust Preferred Securities
Holders of the Trust Preferred Securities issued by Air T Funding are entitled to receive cumulative distributions at the annual rate of 8.00% of their liquidation preference payable quarterly in arrears.
The funds available to Air T Funding for distributions on the Trust Preferred Securities are limited to payments received from us on the Junior Substantiated Debentures held by Air T Funding. We may defer interest payments on the Junior Substantiated Debentures for up to ten years, provided no deferral period will extend beyond the final repayment date or the earlier redemption of the Junior Substantiated Debentures. If we defer interest payments on the Junior Substantiated Debentures, distributions on the Trust Preferred Securities will also be deferred. Interest payments on the Junior Substantiated Debentures continue to accrue during deferral periods and, as a result, distributions on the Trust Preferred Securities continue to accrue. During a deferral period, we cannot pay any dividends or make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of our capital stock, including our Common Shares, or make an interest, principal or premium on or repurchase any of our debt securities that rank equal with or junior to the Junior Substantiated Debentures, subject to certain exceptions.
Common Shares: Subject to the preferential rights of any other class or series of capital stock, holders of our Common Shares will be entitled to receive such dividends when, as and if declared by our board of directors.
Ranking
Trust Preferred Securities: The Trust Preferred Securities rank senior to our Common Shares with respect to rights upon our liquidation, dissolution or winding up. The Trust Preferred Securities rank junior in right of payment with our “senior indebtedness”. The liquidation preference of the Trust Preferred Securities is $25.00 per security, plus any accrued and unpaid distributions on such Trust Preferred Securities or Trust Preferred Security.
Common Shares: Our Common Shares will rank junior to all our other securities and indebtedness with respect to dividend rights and rights upon our liquidation, dissolution and winding up.
Conversion Rights
Trust Preferred Securities: The Trust Preferred Securities are not convertible into our Common Shares.
Common Shares: The Common Shares are not convertible into any other of our securities.
Voting Rights
Trust Preferred Securities: Generally, holders of the Trust Preferred Securities do not have any voting rights with respect to Air T, Inc., but do have the right to vote on modifications to certain documents governing the Trust Preferred Securities.

Common Shares: Holders of our Common Shares are entitled to one vote per share on all matters voted on by our shareholders.
Redemption
Trust Preferred Securities: We may redeem the Junior Subordinated Debentures issued to Air T Funding (i) at any time on or after June 7, 2024, in whole or in part, or (ii) at any time in whole (but not in part), upon the occurrence and during the continuance of a Tax Event, an Investment Company Event or a Capital Treatment Event, in each case at a redemption price equal to the accrued and unpaid interest on the Junior Subordinated Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof.
We may redeem the Junior Subordinated Debentures issued to Air T Funding at 100% of the principal amount plus any accrued and unpaid interest through the redemption date.
Air T Funding will redeem the related Trust Preferred Securities and the Trust’s common securities on the dates and to the extent we redeem the related Junior Subordinated Debentures. The redemption price for the Trust Preferred Securities will be the total liquidation preference of $25 per trust preferred security plus accumulated and unpaid distributions to but excluding the date of redemption. If the Trust redeems less than all the outstanding Trust Preferred Securities and common securities then the Trust will redeem each on a pro rata basis.
The Trust Preferred Securities are not redeemable at the option of the holders.
Common Shares: We have no obligation or right to redeem our Common Shares.
Listing
Trust Preferred Securities: The Air T Funding Shares of Alpha Income Trust Preferred Securities (also referred to as the 8.0% Cumulative Securities), par value $25.00 per share (the “Trust Preferred Securities”) are listed for trading on the NASDAQ Global Market under the symbol “AIRTP.”
Common Shares: The Common Shares are listed for trading on the NASDAQ Global Market under the symbol “AIRT”.

PLAN OF DISTRIBUTION
Each broker-dealer that receives Trust Preferred Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of Trust Preferred Securities.
This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Trust Preferred Securities received in exchange for Shares if the Shares were acquired as a result of market-making activities or other trading activities.
We have agreed to make this prospectus, as amended or supplemented, available to any broker-dealer to use in connection with any such resale for a period of at least 180 days after the expiration date. In addition, until (90 days after the date of this prospectus), all broker-dealers effecting transactions in the Trust Preferred Securities may be required to deliver a prospectus.
We will not receive any proceeds from any sale of new Trust Preferred Securities by broker-dealers. Trust Preferred Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions:

•in over-the-counter market;

•in negotiated transactions; or

•through the writing of options on the new Trust Preferred Securities or a combination of such methods of resale.

These resales may be made:

•at market prices prevailing at the time of resale;

•at prices related to such prevailing market prices; or

•at negotiated prices.

Any such resale may be made directly to purchasers or to or through brokers or dealers. Brokers or dealers may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Trust Preferred Securities. An “underwriter” within the meaning of the Securities Act includes:

•any broker-dealer that resells Trust Preferred Securities that were received by it for its own account pursuant to the Exchange Offer; or

•any broker or dealer that participates in a distribution of such Trust Preferred Securities.

Any profit on any resale of Trust Preferred Securities and any commissions or concessions received by any persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of not less than 180 days after the expiration of the Exchange Offer we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests those documents in the letter of transmittal. We have agreed to pay all expenses incident to performance of our obligations in connection with the Exchange Offer, other than commissions or concessions of any brokers or dealers. We will indemnify the holders of the Trust Preferred Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act, and will contribute to payments that they may be required to make in request thereof.

LEGAL MATTERS
Certain legal matters relating to the validity of the Trust Preferred Securities offered hereby will be passed upon for us by Winthrop & Weinstine, P.A., Suite 3500 Capella Tower, 225 South Sixth Street, Minneapolis, MN 55402.

EXPERTS
The financial statements of Air T, Inc. as of March 31, 2023 and 2022, and for each of the two years in the period ended March 31, 2023, incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed a tender offer statement on Schedule TO with the SEC, under the Exchange Act with regard to the Exchange Offer described in this prospectus. The tender offer statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the tender offer statement from this prospectus.

We file annual, quarterly, and other reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.

Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public through the SEC’s website at http://www.sec.gov. General information about us, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at http://www.airt.net as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We are incorporating certain information about us that we have filed with the SEC by reference in this prospectus, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus.

We incorporate by reference the documents listed below and any future filings we will make with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, and (ii) from the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus:

•Our Annual Report on Form 10-K and 10-K/A for the fiscal year ended March 31, 2023, filed with the SEC on June 27 and June 28, 2023 (including all exhibits thereto);

•Our Quarterly Report on Form 10-Q for the period ending June 30, 2023, filed with the SEC on August 11, 2023

•Our Current Reports on Form 8-K filed with the SEC on July 27, 2023 and August 21, 2023 (including all exhibits thereto); and

•Our definitive proxy statement filed with the SEC on July 24, 2023 (including all exhibits thereto).

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

The section entitled “Where You Can Find More Information” above describes how you can obtain or access any documents or information that we have incorporated by reference herein. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

Upon written or oral request, we will provide, free of charge, to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that are incorporated by reference into this prospectus. Such written or oral requests should be made to:

Nick Swenson, Chief Executive Officer
11020 David Taylor Drive, Suite 305, Charlotte NC, 28262
Telephone Number: (980) 595 2840

In addition, such reports and documents may be found on our website at www.airt.net.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses (other than underwriting discounts and commissions) in connection with the issuance and distribution of the securities registered hereby. The Company will bear all of these expenses. All amounts are estimated except for the SEC registration fee:

SEC registration fee	$ 532.27
Legal fees and expenses	25,000.00
Accounting fees and expenses	10,000.00
Printing and Engraving Expenses	5,000.00
Miscellaneous fees and expenses	467.73
Total Expenses	$ 41,000.00

Item 15. Indemnification of Directors and Officers

The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the Restated Certificate of Incorporation of Air T, Inc., a Delaware corporation.

Section 145 of the DGCL permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

In the case of an action by or in the right of the corporation, Section 145 of the DGCL permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL also permits a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

Article 9 of our Restated Certificate of Incorporation states that our directors shall not be personally liable to us or to our stockholders for monetary damages for any breach of duty as a director to the fullest extent permitted by the DGCL as the same exists or may be amended. Under Section 102(b)(7) of the DGCL, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty can be limited or eliminated except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (relating to unlawful payment of dividend or unlawful stock purchase or redemption); or (iv) for any transaction from which the director derived an improper personal benefit.

Article VIII of our Bylaws provides that we shall indemnify our officers and directors to the full extent permitted by the DGCL.

All of the Company’s directors and officers are covered by insurance policies maintained by the Company against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act. Such insurance also insures us against losses which we may incur in indemnifying our officers and directors.

The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification or advancement of expenses, including, among others, provisions about submitting a written request to us that includes such documentation and information as is reasonably available to the director or executive officer and is reasonably necessary to determine entitlement to indemnification and provisions.

Item 16. Exhibits

Exhibit Number	Description of Document

1.1	Form of Agreement as to Expenses (incorporated by reference to Exhibit 1.1 of the Company’s Registration Statement on Form S-1 dated November 20, 2018 (Registration Number 333-228485))

1.2	Amendment No. 1 to Agreement as to Expenses and Liabilities*

3.1
Restated Certificate of Incorporation dated October 30, 2001, Certificate of Amendment to Certificate of Incorporation dated September 25, 2008, Certificate of Designation dated March 26, 2012, and Certificate of Designation dated December 15, 2014 (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2014 (Commission File No. 001-35476))

3.2	Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K dated November 21, 2012 (Commission File No. 001-35476))

3.3
Form of Certificate of Amendment to Restated Certificate of Incorporation for issuance of Preferred Stock (incorporated by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-K filed June 27, 2022 (Commission File No. 001-35476)))

3.4
Form of Certificate of Amendment to Restated Certificate of Incorporation as to Officer Exculpation (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement filed on July 24, 2023 (Commission File No. 001-35476))

4.1
Specimen Common Stock Certificate of Air T, Inc. (incorporated by reference to Exhibit 4.1 of the Company’s Amended Registration Statement on Form S-1/A dated January 22, 2019 (Registration Number 333-228485))

4.2	Description of Registered Securities (incorporated by reference to Exhibit 4.2 of the Company’s Annual Report on Form 10-K dated June 26, 2020)

4.3	Interim Trust Agreement (incorporated by reference to Exhibit 4.11 of the Company’s Registration Statement on Form S-1 dated November 20, 2018 (Registration Number 333-228485))

4.4
Form of Amended and Restated Trust Agreement of Air T Funding (incorporated by reference to Exhibit 4.10 of the Company’s Amendment No. 2 to Registration Statement on Form S-1/A dated May 29, 2019 (Registration Numbers 333-228485 and 333-228485-01))

4.5
Second Amendment to the Air T Funding Amended and Restated Trust Agreement dated as of March 3, 2021 (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K dated March 5, 2021 (Commission File No. 001-35476))

4.6
Second Amended and Restated Trust Agreement of Air T Funding dated June 23, 2021 (incorporated by reference to Exhibit 10.31 of the Company’s Annual Report on Form 10-K filed June 25, 2021 (Commission File No. 001-35476))

4.7	First Amendment to the Second Amended and Restated Trust Agreement of Air T Funding dated as of January 28, 2022.*

4.8
Form of Capital Securities Guarantee (incorporated by reference to Exhibit 4.3 of the Company’s Amendment No. 2 to Registration Statement on Form S-1/A dated May 29, 2019 (Registration Numbers 333-228485 and 333-228485-01))

4.9
Amendment to Capital Securities Guarantee Agreement, effective as of March 31, 2021, dated as of March 31, 2021, by and between Air T, Inc. and Delaware Trust Company (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated March 31, 2021 (Commission File Nos. 001-35476 and 001-38928))

4.10
Form of Indenture for the Debentures (incorporated by reference to Exhibit 4.5 of the Company’s Amendment No. 2 to Registration Statement on Form S-1/A dated May 29, 2019 (Registration Numbers 333-228485 and 333-228485-01))

4.11	Supplemental Indenture dated as of March 3, 2021 (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K dated March 5, 2021 (Commission File No. 001-35476))

4.12
Form of Common Securities Certificate of Air T, Inc. (incorporated by reference to Exhibit 4.7 of the Company’s Amendment No. 2 to Registration Statement on Form S-1/A dated May 29, 2019 (Registration Numbers 333-228485 and 333-228485-01))

4.13
Form of Capital Securities Certificate of Air T Funding (incorporated by reference to Exhibit 4.2 of the Company’s Amendment No. 2 to Registration Statement on Form S-1/A dated May 29, 2019 (Registration Numbers 333-228485 and 333-228485-01))

4.14
Form of Debenture (incorporated by reference to Exhibit 4.6 of the Company’s Amendment No. 2 to Registration Statement on Form S-1/A dated May 29, 2019 (Registration Numbers 333-228485 and 333-228485-01))

5.1	Opinion of Winthrop & Weinstine, P.A.*

10.1	Form of Depositary Agreement (including depositary receipt) (to be filed)

10.2	Form of Letter of Transmittal (to be filed)

21.1	List of Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 of the Company’s Annual Report on Form 10-K filed June 27, 2023 (Commission File No. 001-35476))

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm*

23.2	Consent of Winthrop & Weinstine, P.A. (included in Exhibit 5.1 to this Registration Statement)

24.1	Powers of Attorney (included on signature page to this Registration Statement)

25.1	Form T-1 Statement of Eligibility of Trustee dated July 11, 2023*

107	Calculation of Filing Fee Table*

* Filed herewith

Item 17. Undertakings.

(a) (1) [Paragraph omitted]

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         [Paragraph omitted]

(5)         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           If the registrant is relying on Rule 430B:

(A)         Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)         Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)         If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)         That, for the purpose of determining liability under the Securities Act of 1933, to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the formal adjudication of such issue.

(i)           The undersigned registrant hereby undertakes that:

(1)         For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)         For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(j)         The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Minneapolis, State of Minnesota, on August 23, 2023.

AIR T, INC. By: /s/ Nick Swenson Name: Nick Swenson Title: Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of the Registrant, Air T, Inc., a Delaware corporation, hereby severally and individually constitute and appoint Nick Swenson Chief Executive Officer, President and Chairman of the Board, and Mark Jundt, Secretary and General Counsel, and each of them, as true and lawful attorneys in fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys in fact, or any of them, may lawfully do or cause to be done by virtue of this appointment.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below:

	Signatures/Title(s)	Date
By:	/s/ Nick Swenson
	Nick Swenson, Chairman, President and Chief Executive Officer and Director (Principal Executive Officer)	Date: August 23, 2023

By:	/s/ Brian Ochocki
	Brian Ochocki, Chief Financial Officer (Principal Financial Officer)	Date: August 23, 2023

By:	/s/ Raymond Cabillot
	Raymond Cabillot, Director	Date: August 23, 2023

By:	/s/ William R. Foudray
	William R. Foudray, Director	Date: August 23, 2023

By:	/s/ Gary S. Kohler
	Gary S. Kohler, Director	Date: August 23, 2023

By:	/s/ Peter McClung
	Peter McClung, Director	Date: August 23, 2023

By:	/s/ Travis Swenson
	Travis Swenson, Director	Date: August 23, 2023

By:	/s/ Jamie Thingelstad
	Jamie Thingelstad, Director	Date: August 23, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Air T Funding, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Minneapolis, State of Minnesota, on August 23, 2023.

AIR T FUNDING
By:         AIR T, INC., as Depositor
By:         /s/ Brian Ochocki
Name:    Brian Ochocki
Title:      Chief Financial Officer

/s/ Mark Jundt
Mark Jundt, As Administrative
Trustee

/s/ Brian Ochocki
Brian Ochocki, As Administrative
Trustee

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